Exhibit 10.2

Execution Version

ASSET PURCHASE AGREEMENT

by and among NATIONAL OILWELL DHT, L.P., DRECO ENERGY SERVICES ULC,
NATIONAL OILWELL VARCO, L.P., acting through its general partner, NOW Oilfield Services, LLC, with branch operations established in Jebel Ali Free Zone, United Emirates, namely “National-Oilwell Varco, L.P.”,

TELEDRIFT COMPANY, TURBECO, INC.,
FLOTEK TECHNOLOGIES ULC, FLOTEK INDUSTRIES FZE, AND
FLOTEK INDUSTRIES, INC.

Dated as of May 2, 2017

i

Section 5.02 Conditions to Obligations of Buyers. .................................................................29

Section 5.03 Conditions to Obligations of Sellers and Flotek. ................................................29

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLERS AND

SCHEDULES

Section 2.01(a)(i) Purchased Assets – Tangible Personal Property
Section 2.01(a)(ii) Purchased Assets – Motor Vehicles
Section 2.01(a)(iii) Purchased Assets – Assigned Contracts
Section 2.01(a)(iv) Purchased Assets – Assigned Permits
Section 2.01(a)(v) Purchased Assets – Sellers’ Owned Real Property
Section 2.01(a)(vi) Purchased Assets – Sellers’ Intellectual Property
Section 2.05(a) Sellers’ Bank Account Section 6.04 Consents and Approvals Section 6.05 Financial Statements
Section 6.06 Absence of Certain Changes
Section 6.07 Litigation
Section 6.09(a) Employment Contracts
Section 6.10 Sellers’ Intellectual Property
Section 6.11(a) Top Ten Customers Section 6.11(b) Top Ten Suppliers Section 6.12 Environmental Matters
Section 6.13(a) Tax Returns, Liens and Rulings
Section 6.14(b) Real Property Encumbrances
Section 6.16 Product Warranties and Liabilities Section 6.19 Consents under Assigned Contracts Section 6.20 Brokers

EXHIBITS

Exhibit A Bill of Sale
Exhibit B Intellectual Property Assignment
Exhibit C Deeds
Exhibit D Stipulation of Dismissal of Action Without Prejudice
Exhibit E Transition Services Agreement

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is dated May 2, 2017, by and among National Oilwell DHT, L.P., a Delaware limited partnership (“NOV US”), Dreco Energy Services ULC, an Alberta corporation (“NOV Canada”), and National Oilwell Varco, L.P., a Delaware limited partnership, formed and existing under the laws of the State of Delaware, with principal offices at 7909 Parkwood Circle Drive, Houston, Texas
77036, acting through its general partner, NOW Oilfield Services, LLC, with branch operations established in Jebel Ali Free Zone, United Arab Emirates, namely NATIONAL- OILWELL VARCO, L.P., registered with Jebel Ali Free Zone Commercial Registry Dept. under Registration No. OVR-1537, represented herein by NOW Oilfield Services, LLC’s Vice President, Brigitte M. Hunt (“NOV FZE,” and each of NOV US, NOV Canada and NOV FZE, a “Buyer” and together, “Buyers”), Teledrift Company, a Delaware corporation (“Teledrift”), Turbeco, Inc., a Texas corporation (“Turbeco”), Flotek Technologies ULC, an Alberta corporation (“Flotek ULC”), and Flotek Industries FZE, a Jebel Ali Free Zone entity with registration no. 115643 (“Flotek FZE,” and each of Teledrift, Turbeco, Flotek ULC and Flotek FZE, a “Seller,” and together, the “Sellers”), and Flotek Industries, Inc., a Delaware corporation (“Flotek”). Buyers, Sellers and Flotek are each a “Party” and are collectively, the “Parties.”

RECITALS

WHEREAS, upon the terms set forth herein, Sellers desire to sell to Buyers, and Buyers desire to purchase from Sellers, the Purchased Assets (as defined herein), pursuant to the terms and conditions of this Agreement, but excluding certain assets and Liabilities as described in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“2016 Financial Statements” has the meaning set forth in Section 6.05.

“Accountants” has the meaning set forth in Section 2.07(b)(iv).

“Affiliate(s)” means, with respect to a specified Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified or (b) if such Person is an individual, any spouse of such individual, or any relative of such Person or of such spouse (such relative being related to the individual in question within the second degree). For purposes of this definition, “control” (including “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation” has the meaning set forth in Section 2.08(a).

“Assigned Contracts” has the meaning set forth in Section 2.01(a)(ii).

“Assigned Leases” has the meaning set forth in Section 3.02(h).

“Assumed Obligations” has the meaning set forth in Section 2.02.

“Assumption Notice” has the meaning set forth in Section 9.04(b).

“Balance Sheet Date” has the meaning set forth in Section 6.05.

“Benefit Plans” includes all “employee benefit plans” (as defined in Section 3(3) of ERISA), “multiemployer plans” (as defined in Section 3(37) of ERISA), simplified employee pension, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership, severance pay, golden parachute, cafeteria, flexible compensation, life insurance, or vacation plans or arrangements of any kind and any other employee benefit plans, programs or arrangements maintained by Sellers or Flotek or any Commonly Controlled Entities.

“Bill of Sale” has the meaning set forth in Section 3.02(d).

“Business” means the business activities of Sellers as of the Closing Date of designing, manufacturing, assembling, selling, servicing, renting or providing measurement while drilling (MWD) tools, downhole drilling tools, casing accessories, or other tools or products that perform substantially the same function in the oil and gas industry on a global basis.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas and that is not otherwise a federal holiday in the United States.

“Business Employee” has the meaning set forth in Section 4.04(b).

“Business Facility” or “Business Facilities” means Sellers’ Owned Real Property and Sellers’ Leased Real Property.

“Buyer” and “Buyers” have the meaning set forth in the preamble.

“Buyers’ Closing Certificate” has the meaning set forth in Section 5.03(d).

“Buyers’ Indemnified Persons” has the meaning set forth in Section 9.02.

“Buyers’ Representative” has the meaning set forth in Section 11.15.

“Claim” or “Claims” means claims, actions, causes of action, demands, filings, investigations, proceedings, arbitrations, mediations, suits or other legal or administrative Proceedings, whether civil or criminal or based on negligence, trespass, intentional tort, strict liability, contribution or indemnification, common or decisional law, federal or state statute or local ordinance or otherwise, and whether any of the foregoing is the result of a third-party claim, Government Authority claim, or a claim by either Buyers or Sellers.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Date Inventory” has the meaning set forth in Section 2.07(b)(i).

“Closing Date Inventory Adjustment Amount” means the Closing Date Inventory Excess, expressed as a positive number, or the Closing Date Inventory Deficiency, expressed as a negative number, as applicable, as reflected in the Closing Statement.

“Closing Date Inventory Deficiency has the meaning set forth in Section 2.07(b)(i).

“Closing Date Inventory Excess” has the meaning set forth in Section 2.07(b)(i).

“Closing Date Payment” has the meaning set forth in Section 2.05(a).

“Closing Statement” has the meaning set forth in Section 2.07(b)(i).

“Closing Statement Submission Deadline” has the meaning set forth in Section
2.07(b)(iv).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commonly Controlled Entity” means any entity (whether or not incorporated) which is a member of a controlled group that includes a Seller or which is under common control with a Seller within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“Contract” means any agreement, lease, license or contract, or other legally binding commitment, whether written or oral.
“Customs & International Trade Laws” means any law, statute, executive order, regulation, rule, permit, license, directive, ruling, Order, decree, ordinance, award, or other decision or requirement having the force or effect of law, of any arbitrator, court, government or government agency or instrumentality (domestic or foreign), concerning the importation of merchandise, the export or re-export of products (including technology and services), the terms and conduct of international transactions, and making or receiving international payments, including but not limited to the Tariff Act of 1930, as amended, and other laws and programs administered or enforced by the U.S. Customs and Border Protection, the U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, the International Traffic in Arms Regulations, any other export controls administered by an agency of the United States government, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities (including countries, terrorists, organizations and individuals), the embargoes and restrictions administered by the United States Office of Foreign Assets Control, the Money Laundering Control Act of
1986, as amended, requirements for the marking of imported merchandise, prohibitions or restrictions on the importation of merchandise made with the use of slave or child labor, the Foreign Corrupt Practices Act, as amended, the anti-boycott regulations administered by the United States Department of Commerce, the anti-boycott regulations administered by the United States Department of the Treasury, legislation and regulations of the United States and other countries implementing the North American Free Trade Agreement and other free trade agreements to which the United States is a party, antidumping and countervailing duty laws and regulations, and laws and regulations adopted by the governments or agencies of other countries concerning the ability of U.S. Persons to own businesses or conduct business in those countries, restrictions by other countries on holding foreign currency or repatriating funds, or otherwise relating to the same subject matter as the United States statutes and regulations described above.

“Disclosure Schedules” means the schedules attached hereto.

“Dollars” and “$” mean the lawful currency of the United States.

“Duty” means any stamp, transaction or registration duty or similar charged imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount imposed with respect to the foregoing.

“Encumbrance” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claims, levy, charge, option, right of first refusal, charge, debenture, indenture, deed of trust, easement, right-of-way, restriction, encroachment, license, lease, security agreement or other encumbrance of any kind or nature.

“Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, Permit, legal doctrine, guidance document, order, consent agreement, order or consent judgment, decree, injunction, judicial decision, or other Law of any Government Authority relating to health or safety, Materials of Environmental Concern, pollution, or the protection of the environment (including, without limitation, indoor or ambient air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource). The term “Environmental Law” includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the federal Safe Drinking Water Act and the federal Occupational Safety and Health Act of 1970, any regulations promulgated pursuant thereto, and any state or local analogues thereof, each as amended from time to time.

“Environmental Liabilities” means any Claims or Liabilities relating to: (i) any violation of, actual or potential liability under, or noncompliance with, any Environmental Law; (ii) improper use or treatment of wetlands or other protected land or wildlife; (iii) noise; (iv) radioactive materials (including naturally occurring radioactive materials; (v) explosives; (vi) pollution, contamination, preservation, protection, decontamination, or clean-up of, or Environmental Response to, the air, surface water, groundwater, soil or protected lands; (vii) the generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation of Materials of Environmental Concern; (viii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (ix) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, or disposal of, or Environmental Response to, Materials of Environmental Concern; (x) injury to, death of or threat to the health or safety of, any person or persons caused directly or indirectly by Materials of Environmental Concern; (xi) damage or destruction to real or personal property caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern; (xii) community right- to-know and other disclosure laws relating to Materials of Environmental Concern or Environmental Laws; or (xiii) maintaining, disclosing, or reporting information to Government Authorities or any other third person under any Environmental Law. Further, the term, “Environmental Liabilities” also includes, without limitation, any Losses incurred in connection with any investigation to determine whether Environmental Response is required or for breach or violation of any requirements of Environmental Laws; monitoring or responding to efforts to require Environmental Response, and any claim based upon any asserted or actual breach or violation of any Environmental Law.

“Environmental Response” means (i) any action necessary to comply with and ensure compliance with Environmental Laws and/or (ii) taking all actions to protect against and/or respond to, remove, remediate, investigate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater, or soil vapor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Closing Date Inventory” has the meaning set forth in Section 2.07(c).

“Estimated Closing Statement” has the meaning set forth in Section 2.07(a).

“Estimated Inventory Adjustment Amount” means the Estimated Inventory Excess, expressed as a positive number, or the Estimated Inventory Deficiency, expressed as a negative number, as applicable, as reflected in the Estimated Closing Statement.

“Estimated Inventory Deficiency has the meaning set forth in Section 2.07(a).

“Estimated Inventory Excess” has the meaning set forth in Section 2.07(a).

“Excluded Assets” has the meaning set forth in Section 2.01(b).

“Excluded Liabilities” means all Liabilities of Sellers (unless expressly listed as an Assumed Obligation), whether or not disclosed to Buyers, that, directly or indirectly, relate to, result from or arise out of, facts, conduct, conditions or circumstances in existence on or before the Closing Date, including, without limitation, all Liabilities listed in Section
2.03 other than the Assumed Obligations.

“Financial Statements” has the meaning set forth in Section 6.05.

“Flotek” has the meaning set forth in the preamble.

“Flotek FZE” has the meaning set forth in the preamble.

“Flotek ULC” has the meaning set forth in the preamble.

“Fraud Claims” has the meaning set forth in Section 9.05(a).

“GAAP” means United States generally accepted accounting principles consistently applied.

“Government Authority” means any domestic, foreign, international, national, provincial, regional, federal, state, municipal or local executive, legislative, judicial, regulatory or administrative agency, department, commission, board, bureau or other governmental or quasi-governmental authority or instrumentality.

“Holdback Amount” has the meaning set forth in Section 2.05(b).

“Holdback Release Date” has the meaning set forth in Section 2.07(d)(ii).

“Income Taxes” means any income, capital gains, franchise and similar Taxes.

“Indebtedness” of any Person means, as of any date of determination, without duplication: (a) the principal of, and accreted value and accrued and unpaid interest, in respect of: (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property, including capital leases, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (c) all obligations of the type referred to in clauses (a) and (b) of any Persons the payment of which such Person is responsible or liable for, directly or indirectly, as obligor, guarantor, surety or otherwise; and (d) all obligations of the type referred to in clauses (a) through (c) of other Persons secured by any Encumbrance on any assets and properties of such Person (whether or not such obligation is assumed by such Person).

“Indemnified Person” has the meaning set forth in Section 9.04(a).

“Indemnifying Person” has the meaning set forth in Section 9.04(a).

“Indemnity Notice” has the meaning set forth in Section 9.04(a).

“Intellectual Property” means: (a) all inventions whether patentable or unpatentable (whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, re-examinations and foreign counterparts thereof; (b) all logos, marks, trademarks, trademark registrations, trade names, product marks, service marks and other commercial symbols, registered or unregistered, held or registered, together with all translations, adaptations, derivations and combinations thereof and all applications, registrations, foreign counterparts and renewals in connection therewith; (c) all copyrightable works, drawings and designs, all copyrights and all applications, registrations and renewals in connection therewith; (d) trade secrets and proprietary information; (e) all intellectual property rights in all computer software (including data and related documentation); (f) all other proprietary rights of a similar nature; and (g) all intellectual property rights in all copies and tangible embodiments thereof (in whatever form or medium).

“Intellectual Property Assignment” has the meaning set forth in Section 3.02(e).

“Inventory” means inventory of raw materials, ingredients, packaging, supplies, spare parts, consumable inventory and products, work in progress and finished goods.

“Investigation Period” has the meaning set forth in Section 9.04(b).

“Knowledge of Buyers” means the actual knowledge of the officers of Buyers, after reasonable inquiry, and the knowledge such individuals could reasonably be expected to become aware of in the ordinary course of their employment or duties.

“Knowledge of Sellers” means the actual knowledge of Brad Reeves (Senior Vice President, Operations), Christi Sandel (Assistant Controller), H. Richard Walton (Executive Vice President and Chief Financial Officer, Flotek), and Steve Reeves (Executive Vice President, Operations, Flotek), after due inquiry, and the knowledge such individuals could reasonably be expected to become aware of in the ordinary course of their employment or duties.

“Law” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement (including, without limitation, any of the foregoing that relates to environmental standards, and energy regulations, including those arising under Environmental Laws) of any Government Authority.

“Lease” means any lease or sublease covering any of Sellers’ Leased Real Property.

“Liability” or “Liabilities” means any debt, obligation, duty or liability of any nature (including STRICT LIABILITY ARISING UNDER ENVIRONMENTAL LAW OR OTHERWISE, product liability, and any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

“Losses” means any losses, remediation, injuries, harm, detriments, decline in value, Liabilities (including without limitation, Environmental Liabilities), Environmental Response, product warranties, lost profits, damages (including incidental, consequential, special and punitive damages), penalties, fines, obligations, judgments, liens, costs, expenses (including, without limitation, costs of investigation, attorneys’ fees, experts’ fees, consultants’ fees and disbursements of any kind or of any nature whatsoever) and Claims.

“Loss Threshold” has the meaning set forth in Section 9.05(a).

“March 2017 Financial Statements” has the meaning set forth in Section 6.05.

“Material Adverse Effect” means, with respect to the Business, any change that individually or in the aggregate is materially adverse to the business, operations, assets, financial condition or results of operations of Sellers as presently conducted by the Business, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to any of the following shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) a fact, circumstance, event, change, effect or occurrence, or series of such items, to the extent affecting (A) global, national or regional economic, business, regulatory, market or political conditions or national or global financial markets, including changes in interest or exchange rates or (B) the Sellers’ industry generally, (ii) the negotiation, execution or the announcement of, or the performance of obligations under, this Agreement or the other documents contemplated by this Agreement or the consummation of the transactions contemplated hereby, (iii) any changes or any proposed changes in Law or GAAP or the enforcement, implementation or interpretation thereof, or (iv) any actions expressly permitted to be taken pursuant to this Agreement or taken with the specific written consent of or at the written request of Buyers.

“Materials of Environmental Concern” means: (i) substances, materials, or wastes that are or become classified or regulated under any applicable Environmental Law; (ii) those substances, materials, or wastes included within statutory and/or regulatory definitions or listings of “hazardous substance,” “special waste” “hazardous waste,” extremely hazardous substance,” “solid waste” “medical waste,” “regulated substance,” “hazardous materials,” “toxic substances,” or “air contaminant” under any Environmental Law; and/or (iii) any substance, material, or waste which is or contains: (A) petroleum, oil or any fraction thereof, (B) explosives, or (C) radioactive materials.

“NOV Canada” has the meaning set forth in the preamble.

“NOV FZE” has the meaning set forth in the preamble.

“NOV Inc.” means National Oilwell Varco, Inc.

“NOV US” has the meaning set forth in the preamble.

“Order” means any order, judgment, injunction, ruling, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any arbitrator, court, administrative agency or other Government Authority with jurisdiction.
“Organizational Document” means (a) with respect to a corporation, its articles or certificate of incorporation and bylaws (including any amendments thereto), (b) with respect to a partnership, its partnership agreement (including any amendments thereto), (c) with respect to a limited liability company, its certificate of formation/organization and limited liability company agreement, and (d) with respect to any other entity, the documents governing the creation, organization and operation thereof.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency); provided, however, that any breach of, violation of, noncompliance with, or failure to perform under, any Contract or applicable Law shall be deemed not to be in the Ordinary Course of Business.

“Party” and “Parties” have the meaning set forth in preamble.

“Pending Litigation” means National Oilwell DHT, L.P. v. Flotek Industries, Inc., Civil Action Case No. 2:14-cv-01056 pending in the United States District Court for the Southern District of Texas.

“Permit” means any permit, license, registration, identification number, notice of intent, franchise, consent, certificate or other authorization or approval of or by any Government Authority, and any applications for any of the foregoing, and shall include without limitation any of the foregoing required by any Environmental Law.

“Person” means any individual, corporation, partnership, limited liability company, trust, Government Authority or other entity.

“Permitted Encumbrances” means: (a) liens for Taxes and other governmental charges and assessments which are not yet delinquent or the amount or validity of which is being contested in good faith; (b) statutory liens of carriers, warehousemen, mechanics and materialmen and other like statutory liens arising in the Ordinary Course of Business which are for sums not yet delinquent or the amount or validity of which is being contested in good faith; and (c) any customary utility company rights, easements and franchises which do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfections.

“Post-Closing Tax Period” means any Tax period beginning on and including the Closing Date and that portion of any Straddle Period beginning on and including the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending before the Closing Date and that portion of any Straddle Period ending before the Closing Date.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Government Authority or arbitrator.

“Product Liability” has the meaning set forth in Section 6.16(b).

“Property Taxes” means all real property Taxes, personal property Taxes and similar ad valorem Taxes based upon operation or ownership of the Purchased Assets but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Purchased Assets” has the meaning set forth in Section 2.01(a).

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchase Price Deficit” has the meaning set forth in Section 2.07(c).

“Purchase Price Overpayment” has the meaning set forth in Section 2.07(c).

“Restricted Area” means worldwide.

“Restricted Business” means the business of designing, manufacturing, assembling, selling, servicing, renting or providing measurement while drilling (MWD) tools, downhole drilling tools, casing accessories, or other tools or products that perform substantially the same function in the oil and gas industry on a global basis.

“Seller” and “Sellers” have the meaning set forth in the preamble.

“Sellers’ Bank Account” has the meaning set forth in Section 2.05(a).

“Sellers’ Closing Certificate” has the meaning set forth in Section 5.02(d).

“Sellers’ Indemnified Persons” has the meaning set forth in Section 9.03.

“Sellers’ Intellectual Property” has the meaning set forth in Section 2.01(a)(vi).

“Sellers’ Leased Real Property” means any real property leased or subleased by a Seller.

“Sellers’ Owned Real Property” means the real property described on Section 2.01(a)(v) of the Disclosure Schedules and the buildings, fixtures and improvements located thereon, including any cranes or other similar equipment.

“Sellers’ Representative” has the meaning set forth in Section 11.14.

“Straddle Period” means any Tax period beginning before or on and ending after the Closing Date.

“Submission” has the meaning set forth in Section 2.07(b)(iv).

“Subsidiary” or “Subsidiaries” shall mean, when used with reference to any Person, any other entity of which membership interests or other ownership interests having ordinary voting power to elect a majority of the managers or other persons performing similar functions, or a majority of the outstanding voting membership interests of which, are owned directly or indirectly by such Person.

“Target Inventory” shall mean $9,000,000.

“Tax” or “Taxes” means any and all taxes or duties imposed or required to be collected by any federal, state or local taxing authority in the United States, or by any foreign taxing authority under any statute or regulation, including, without limitation, all income, gross receipts, sales, value added, goods and services (GST), use, personal property, use and occupancy, business occupation, mercantile, ad valorem, transfer, license, withholding, payroll, employment, excise, real estate, environmental, capital stock, franchise, alternative or add on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties and other additions thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment hereto, and including any amendment thereof.

“Teledrift” has the meaning set forth in the preamble.

“Third-Party Claim” means any Claim, other than any Claim brought by a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 8.01.

“Transitional Period” has the meaning set forth in Section 4.09.

“Turbeco” has the meaning set forth in the preamble.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale.

(a) Purchased Assets. Upon the terms of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing, Sellers are selling, transferring, conveying, assigning, and delivering to Buyers, and Buyers are acquiring and purchasing from Sellers, all of Sellers’ right, title and interest in and to the assets of Sellers described in Section 2.01(a)(i) through Section 2.01(a)(viii) (collectively, the “Purchased Assets”), free and clear of all Encumbrances, with all of Teledrift and Turbeco’s Purchased Assets being transferred, conveyed, assigned and delivered to NOV US, all of Flotek ULC’s Purchased Assets being transferred, conveyed, assigned and delivered to NOV Canada, and all of Flotek FZE’s Purchased Assets being transferred, conveyed, assigned and delivered to NOV FZE:

(i) the machinery, equipment, trade fixtures, tools, furniture, computers, appliances, implements, leasehold improvements, supplies, inventory (including inventory of raw materials, construction or work in process, finished products and goods), spare parts and all other tangible personal property owned by Sellers and which relates to the Business listed on Section 2.01(a)(i) of the Disclosure Schedules;

(ii) the motor vehicles and rolling stock listed on Section 2.01(a)(ii) of the Disclosure Schedules;
(iii) all right, title and interest in, to and under only those Contracts which are described on Section 2.01(a)(iii) of the Disclosure Schedules (collectively, the “Assigned Contracts”);

(iv) to the extent transferable, all right, title and interest in all Permits relating to the Purchased Assets, including without limitation those listed on Section
2.01(a)(iv) of the Disclosure Schedules (collectively, the “Assigned Permits”);

(v) Sellers’ Owned Real Property described on Section 2.01(a)(v) of the Disclosure Schedules and all fixtures, buildings and improvements located on or under such real property interests and all related security deposits and prepaid rents;
(vi) all of the Intellectual Property listed on Section 2.01(a)(vi) of the Disclosure Schedules, including without limitation run and operating history, product drawings, customer lists and product manuals (collectively, the “Sellers’ Intellectual Property”);

(vii) all rights under express or implied warranties from the suppliers with respect to the Purchased Assets, to the extent they are transferable or assignable;

(viii) all of Sellers’ right, title and interest in, to, and under all rights, privileges, Claims, and options relating or pertaining to the Purchased Assets, but only to the extent such rights, privileges, claims, causes of action and options are not related to the Excluded Liabilities; and

(ix) subject to the exclusions set forth in Section 2.01(b), and to the extent transferable or assignable, all other or additional privileges, rights, interests, assets of every kind and description of Sellers, whether tangible or intangible, wherever located, that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted.
(b) Excluded Assets. Notwithstanding Section 2.01(a), Sellers are not selling, transferring, conveying, assigning, or delivering, and Buyers are not purchasing pursuant to this Agreement, any of Sellers’ right, title and interest to, in or under the items set forth below, all of which shall be retained by, and whose right, title and interest to, shall remain vested in Sellers (collectively, the “Excluded Assets”):

(i) all cash and cash equivalents;

(ii) all accounts receivable relating to the Business arising before the Closing Date;

(iii) all Contracts that are not expressly listed on Section 2.01(a)(ii) of the Disclosure Schedules as Assigned Contracts and all rights and obligations arising thereunder;

(iv) stock ledgers and company minute books;

(v) any Benefit Plans covering any Business Employees, including all rights and obligations thereunder;

(vi) the assets solely relating to the Galleon business of Turbeco;

(vii) the stock owned by Turbeco in Flotek Export, Inc., a Texas corporation;

(viii) the stock owned by Turbeco in Flotek Hydralift, Inc., a Texas corporation; and

(ix) Claims with respect to property damage suffered in connection with an accident that occurred pursuant to the transportation of equipment and inventory by Levinge Trucking on or about February 8, 2017.

Section 2.02 Assumed Obligations. Subject to the terms and conditions of this Agreement, at Closing, Buyers will assume and agree to pay, perform and discharge when due from and after the Closing Date, only those Liabilities (i) arising from the performance of warranty obligations in the ordinary course of business which relates to products sold or services provided prior to Closing by the Business; provided, however, that Sellers shall promptly reimburse Buyers (and in any case no later than thirty (30) days after Sellers’ Representative’s receipt of a reasonably detailed invoice from Buyer’s Representative) for Buyers’ cost (without markup) in providing such warranty work, and (ii) that otherwise initially occur and are attributable to the period after Closing in respect of the Assigned Contracts and assigned to Buyers hereunder in conformity with the provisions of such Assigned Contracts (and that do not relate to or arise out of any breach of any representation, warranty or covenant of Sellers or Flotek hereunder or under such Assigned Contracts). The Liabilities assumed by Buyers under this Section 2.02 are collectively referred to as the “Assumed Obligations.” Nothing herein prevents Buyers from contesting in good faith any of the Assumed Obligations. Sellers agree to satisfy and discharge all Liabilities that are not assumed by Buyers pursuant to the terms of this Agreement, whether known as of the date hereof or thereafter determined. Sellers represent that all payments due and all obligations to be performed as of the Closing Date in respect of the Assigned Contracts and the other Purchased Assets have been timely made and performed.
Section 2.03 Excluded Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, it is expressly understood and agreed that Buyers shall not be obligated to pay, perform or discharge, and Sellers shall retain, the Excluded Liabilities of
Sellers, including, without limitation, the Liabilities of Sellers and Flotek listed below:

(a) all accounts payable, trade payables and notes payable arising on or before or relating to or attributable to the period ending on or before the Closing Date;

(b) Environmental Liabilities arising out of, attributable to or relating to the Purchased Assets (including without limitation the ownership or operation thereof), the Business, any Business Facility, or Sellers on or prior to the Closing Date;

(c) Liabilities of any Seller or its Affiliates for Taxes except as set forth in Section 8.01 (Transfer Taxes) and Section 8.02 (Property Taxes), including any Liabilities for successor liability attaching to any of the Purchased Assets after the Closing Date;

(d) Liabilities of any Seller or its Affiliates for Duties, importation costs, fees, tariffs or other such costs relating to the Purchased Assets for the period ending on or before the Closing Date;

(e) Liabilities of any kind arising from or relating to any Contract, Lease or
Permit that is not an Assigned Contract or Assigned Permit;

(f) the costs and expenses of Sellers or their Affiliates incurred in negotiating, entering into and carrying out their obligations pursuant to this Agreement, including, without limitation, all legal, accounting, brokers’, finders’ and other professional fees and expenses;

(g) Liabilities with respect to any of Sellers’ employees (and employees of its Affiliates) in their capacity as such, including, without limitation, wages, salaries, federal withholding and social security taxes, worker’s compensation, unemployment compensation, employee benefit plans, termination costs, severance payments, any retention, bonus or similar compensatory amounts payable to any employees or service providers of any Seller that become payable by any Seller solely as a result of the closing of the transactions contemplated by this Agreement, accrued vacation and Liabilities under any Benefit Plans, all in any way relating to (i) events occurring on or prior to the Closing Date or (ii) the employment of employees by Sellers or their Affiliates, regardless of when any Claim relating to any such Liabilities may arise;

(h) Liabilities of any kind arising out of or in connection with any Benefit Plan, including without limitation any obligations to provide continuation benefits under Section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of
1985, as amended, to terminated employees and their dependents, unless otherwise required by applicable Law;
(i) any Claims (warranty related, product liability or otherwise) arising out of or related to products that are manufactured, sold, leased modified or delivered by Sellers or their Affiliates prior to the Closing Date (regardless of whether such Claims arise or are made, filed or brought before, on or after the Closing Date);

(j) any Liabilities arising out of the Excluded Assets; and

(k) Liabilities, including any Liability pursuant to any Claim or Proceeding, that relate to (i) contractual or other obligations of Sellers or their Affiliates (other than the Assumed Obligations) or (ii) the ownership, operation or conduct of the Business or Purchased Assets, in each case arising from any acts, omissions, events, conditions or circumstances occurring before or relating to or attributable to the period ending before the Closing Date.

Section 2.04 Non-Assignable Contracts. If any Assigned Contract is not by its terms assignable, Sellers agree to use commercially reasonable efforts to obtain, or cause to be obtained, any written consents necessary to convey to Buyers the benefit thereof. To the extent that any such consents cannot be obtained, Sellers and Buyers will use commercially reasonable efforts (but in no event shall Buyers be required to pay any amounts in connection therewith) to take such actions as may be possible without violation or breach of any such non-assignable Assigned Contract to effectively provide Buyers with the same rights and economic benefits of such Assigned Contract.

Section 2.05 Purchase Price. Subject to the terms and conditions of this Agreement, and as full consideration for the purchase of the Purchased Assets and the representations, warranties, covenants and agreements contemplated herein, Buyers shall pay to Sellers on the Closing Date, the aggregate purchase price (the “Purchase Price”) of Seventeen Million Dollars ($17,000,000.00), subject to adjustment as provided hereunder. At Closing, the Purchase Price shall be paid in the following manner:

(a) an amount equal to (i) Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) (the “Closing Date Payment”) in cash, payable in immediately available funds to the account set forth on Section 2.05(a) of the Disclosure Schedules (“Sellers’ Bank Account”), plus (ii) the Estimated Inventory Excess (if any), less (iii) the Estimated Inventory Deficiency (if any); and

(b) One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Holdback Amount”) shall not be paid at Closing and shall be withheld to provide funds against which Buyers’ Indemnified Persons may assert claims of indemnification pursuant to Article VIII and Article IX. The Holdback Amount will be held, administered and distributed by Buyers in accordance with Section 2.07(d).

Section 2.06 [Reserved]

Section 2.07 Determination of Inventory and Holdback Amount.

(a) Estimates. At least five (5) Business Days prior to Closing, Sellers’ Representative shall prepare and deliver to Buyers a statement (the “Estimated Closing Statement”), setting forth a reasonably detailed determination of Sellers’ Representative’s good faith estimation of the Inventory as of the Closing Date (the “Estimated Closing Date Inventory”) and the Estimated Closing Date Adjustment

Amount, together with reasonably detailed supporting information. If the Estimated Closing Date Inventory is less than the Target Inventory, the amount equal to such difference is the “Estimated Inventory Deficiency.” If the Estimated Closing Date Inventory is greater than the Target Inventory, the amount equal to such difference is the “Estimated Inventory Excess.” The Estimated Inventory Excess, if any, shall be capped at One Hundred Thousand Dollars ($100,000.00). If Buyers have any questions or disagreements regarding the Estimated Closing Date Inventory, Buyers’ Representative shall contact Sellers’ Representative at least two (2) Business Days prior to the Closing Date, and in such case Sellers’ Representative and Buyers’ Representative shall attempt to resolve any questions or disagreements in good faith. If Sellers’ Representative and Buyers’ Representative agree to changes to Sellers’ Representative’s proposed Estimated Closing Date Inventory based on such discussions, then the Estimated Closing Date Inventory shall be so revised. If Sellers’ Representative and Buyers’ Representative do not agree to changes to such amounts, then the Estimated Closing Date Inventory shall be based on the amounts set forth in the Estimated Closing Statement initially delivered by Sellers’ Representative. In either such case, appropriate adjustments to the Purchase Price shall be made after the Closing pursuant to Section 2.07(b) and Section 2.07(c). Adjustments pursuant to this Section shall be made solely based on the physical count of the Inventory, utilizing the same methodology, valuations and assumptions utilized by the Sellers with respect to the Inventory under GAAP prior to the Closing Date, including the methodology, valuations and assumptions with respect to the Inventory’s usability.

(b) Post-Closing Purchase Price Reconciliation.

(i) Within ninety (90) days of the Closing Date, Buyers’ Representative shall prepare in good faith and deliver to Sellers’ Representative a statement (the “Closing Statement”), setting forth a reasonably detailed proposed final calculation of the Inventory as of the Closing Date (the “Closing Date Inventory”), and the Closing Date Inventory Adjustment Amount, together with reasonably detailed supporting information. If the Closing Date Inventory is less than the Target Inventory, the amount equal to such difference is the “Closing Date Inventory Deficiency.” If the Closing Date Inventory is greater than the Target Inventory, the amount equal to such difference is the “Closing Date Inventory Excess.” The Closing Date Inventory Excess, if any, shall be capped at One Hundred Thousand Dollars ($100,000).

(ii) From and after the delivery of the Closing Statement, Buyers’ Representative shall provide Sellers’ Representative reasonable access to the records and employees of Buyers and their Affiliates and shall cause the employees of Buyers and their Affiliates to cooperate in all reasonable respects with Sellers’ Representative in connection with its review of such work papers and other documents and information relating to the calculation of the Closing Date Inventory, as Sellers’ Representative shall reasonably request and that are available to Buyers and their Affiliates.

(iii) Within thirty (30) days after Sellers’ Representative’s receipt of the Closing Statement, Sellers’ Representative shall notify Buyers’ Representative if Sellers’

Representative disagrees with the Closing Statement, which notice shall set forth in reasonable detail the particulars of such disagreement (the “Objection Notice”). If Sellers’ Representative provides a notice of agreement or does not deliver to Buyers’ Representative an Objection Notice within such thirty (30)-day period, then Sellers’ Representative shall be deemed to have accepted the calculations and the amounts set forth in the Closing Statement delivered by Buyers’ Representative, which shall then be final, binding and conclusive for all purposes hereunder. If any such Objection Notice is timely delivered, then Sellers’ Representative and Buyers’ Representative shall each endeavor for a period of thirty (30) days thereafter to resolve in good faith any disagreements with respect to the calculations in the Closing Statement.

(iv) If, at the end of the thirty (30)-day resolution period, Sellers’ Representative and Buyers’ Representative are unable to resolve any disagreement between them with respect to the preparation of the Closing Statement, then each such Party shall deliver simultaneously to KPMG LLP (or if such firm is unwilling or unable to serve, another nationally recognized accounting firm mutually agreed on by such Parties, the accounting firm ultimately chosen, the “Accountants”) the Objection Notice, the Closing Statement and any engagement, indemnity and other agreements as the Accountants may require as a condition to such engagement (each a “Submission”) within five (5) days of retaining the Accountants (the “Closing Statement Submission Deadline”). Such Parties shall instruct the Accountants to deliver to the Parties a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Accountants by the Parties, or their respective Affiliates) of, and the Accountants’ engagement shall be limited to the resolution of, disputed amounts set forth in the Closing Statement that have been identified by Sellers’ Representative in the Objection Notice, which resolution shall be in accordance with this Agreement, and no other matter relating to the Closing Statement shall be subject to determination by the Accountants except to the extent affected by resolution of the disputed amounts. In resolving any disputed item, the Accountants shall not assign a value to any item greater than the greatest value for such item claimed by Buyers’ Representative or Sellers’ Representative or less than the smallest value for such item claimed by Buyers’ Representative or Sellers’ Representative. Such Parties shall cooperate diligently with any reasonable request of the Accountants to resolve any disputed matter as soon as reasonably possible after the Accountants are engaged. If possible, the decision of the Accountants shall be made within twenty (20) days after the Closing Statement Submission Deadline. The fees and expenses of the Accountants shall be allocated by the Accountants between Buyers, on the one hand, and Sellers and Flotek, jointly and severally, on the other hand, so that the aggregate amount of such fees and expenses paid by Sellers bears the same proportion to the total fees and expenses as the aggregate dollar amount of items unsuccessfully disputed by Sellers’ Representative, if any (as determined by the Accountants), bears to the total dollar amount of items in dispute, and Buyers shall pay the remainder of such fees and expenses, if any. The determination of the Accountants shall be final, binding and conclusive for all purposes hereunder, absent manifest error or fraud.

(c) True-Up Payment. If the Closing Date Inventory Adjustment Amount is less than the Estimated Inventory Adjustment Amount (the amount of such shortfall, if any, the “Purchase Price Overpayment”), Sellers shall, within forty-five (45) Business Days after the final determination of the Closing Statement, promptly pay to Buyers in cash by wire transfer of immediately available funds to an account designated by Buyers, an amount equal to the Purchase Price Overpayment. If the Closing Date Inventory Adjustment Amount is greater than the Estimated Inventory Adjustment Amount (the amount of such excess, the “Purchase Price Deficit”), Buyers shall, within forty-five (45) Business Days after the final determination of the Closing Statement, promptly pay to Sellers’ Bank Account in cash by wire transfer of immediately available funds, an amount equal to the Purchase Price Deficit.

(d) Holdback Amount and Payment.

(i) When Sellers are the Indemnifying Persons, once a Loss is agreed to or finally adjudicated to be payable pursuant to Article VIII or Article IX, Buyers’ Indemnified Persons shall first be paid from the Holdback Amount. Buyers shall be immediately entitled to distribute funds in the amount of such agreed to or finally adjudicated Loss, and the Holdback Amount shall be reduced by such Loss. Buyers’ Representative shall notify Sellers in writing within five (5) Business Days of such a distribution and reduction of the Holdback Amount, and such notice shall also contain the then-remaining balance in the Holdback Amount.

(ii) Subject to Section 2.07(d)(iii), one-third (1/3) of the Holdback Amount shall be released six (6) months after the Closing Date, one-third (1/3) of the Holdback Amount shall be released twelve (12) months after the Closing Date, and one- third (1/3) of the Holdback Amount shall be released eighteen (18) months after the Closing Date (each, a “Holdback Release Date”).

(iii) On the date of each Holdback Release Date, such portion of the Holdback Amount as may be necessary, in the reasonable judgment of Buyers, to satisfy any then-unresolved or unsatisfied claims for Loss, shall remain in the Holdback Amount until such claims for Loss have been resolved or satisfied in accordance with Article VIII or Article IX. Within ten (10) Business Days after each Holdback Release Date, each 1/3 portion of the Holdback Amount, less any amount determined pursuant to the previous sentence, shall be paid by Buyers to Sellers’s Bank Account by wire transfer of immediately available funds. For the avoidance of doubt, the Holdback Amount shall not be the sole source of recovery for any Loss for which Sellers are obligated to indemnify Buyers or Buyers’ Indemnified Persons pursuant to Article VIII or Article IX.

Section 2.08 Allocation.

(a) Sellers and Buyers shall allocate the Purchase Price (and all other amounts constituting consideration for applicable income Tax purposes), among the Purchased

Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign law, as appropriate) (the “Allocation”). The Allocation shall be delivered by Buyers to Sellers within ninety (90) days after the Closing Date for their approval, which approval shall not be unreasonably withheld, conditioned or delayed. If the Purchase Price is adjusted because an indemnification payment is made pursuant to the provisions of this Agreement, or if there is any other subsequent adjustment to the Purchase Price or any other amount constituting consideration for applicable income Tax purposes, then Buyers shall adjust the Allocation to reflect such adjustment in a manner consistent with Section
1060 of the Code and the Treasury Regulations promulgated thereunder. The principles of this Section 2.08(a) shall apply to each revised Allocation.

(b) The Allocation shall be deemed final unless Sellers’ Representative notifies Buyers in writing that Sellers object to one or more items reflected in the Allocation within thirty (30) days after the applicable delivery of the Purchase Price Allocation. In the event of any such objection, Sellers’ Representative and Buyers’ Representative shall negotiate in good faith to resolve such dispute; provided, however, that if Sellers’ Representative and Buyers’ Representative are unable to resolve any dispute with respect to the Allocation within fifteen (15) days after any objection is raised, such Allocation shall not be binding on the Parties and such dispute shall be resolved by the Accountants. The Accountants will appraise the Purchased Assets as such exist as of immediately prior to the Closing. The cost of such appraisal shall be divided equally between Sellers and Buyers. Buyers and Sellers will use the Allocation as the basis for reporting asset values and other items for purposes of all required Tax Returns (including any Tax Returns required to be filed under Section 1060(b) of the Code and the Treasury Regulations thereunder, including Internal Revenue Service Form
8594), and neither Buyers nor Sellers shall take any position for Tax purposes that is inconsistent with the Allocation; provided, however, that nothing contained herein shall prevent Buyers or Sellers from settling any proposed deficiency or adjustment by any Government Authority based upon or arising out of the Allocation, and neither Buyers nor Sellers shall be required to litigate before any court any proposed deficiency or adjustment by any Government Authority challenging such Allocation.

(c) Sellers agree to provide Buyers and their representatives reasonable access to the books and records of the Business, the personnel of, and work papers prepared by, Sellers or Sellers’ representatives to the extent that they relate to the Purchase Price Allocation and to such historical financial information (to the extent in Sellers’ possession) relating to the Allocation as Buyers may reasonably request for the purpose of preparing the Allocation; provided, however, that such access shall be in a manner that does not interfere with the normal business operations of Sellers.

ARTICLE III
CLOSING

Section 3.01 Time and Place of Closing. The closing of the transactions described in this Agreement (the “Closing”) shall take place at the offices of Buyers, 7909
Parkwood Circle Drive, Houston, Texas 77036, within two Business Days of the satisfaction of each of the conditions set forth in Article V, or such other time and place as the Parties mutually agree, on the date of this Agreement, or at such other time, date or place as Buyers and Sellers may mutually agree in writing (the “Closing Date”).

Section 3.02 Closing Deliveries of Sellers. At Closing, Sellers shall deliver or cause to be delivered, the following to Buyers:

(a) a counterpart to this Agreement, duly executed by Sellers;

(b) assignments of the Assigned Contracts, duly executed by the relevant
Sellers, assigning such Contracts to Buyers;

(c) the consents and approvals identified on Section 6.04 of the Disclosure
Schedules;

(d) a counterpart to the Bill of Sale and Assignment (the “Bill of Sale”) in the form attached hereto as Exhibit A, duly executed by Sellers;

(e) a counterpart to the Intellectual Property Assignment (the “Intellectual Property Assignment”) in the form attached hereto as Exhibit B, duly executed by the relevant Sellers;

(f) special warranty deeds, duly executed by the relevant Sellers, conveying to the relevant Buyers good and indefeasible title to Sellers’ Owned Real Property, free and clear of any Encumbrances, other than the Permitted Encumbrances, in the forms attached hereto as Exhibit C (the “Deeds”), in sufficient duplicate originals to facilitate recording in counties in which each tract of Sellers’ Owned Real Property is located;

(g) evidence, reasonably satisfactory to Buyers, that that certain 0.392 acre tract of land comprising a portion of the Sellers’ Owned Real Property in Midland County, Texas in Section 18, Block 40, T-2-S, T&P RR Co. Survey referenced in the Deed for such Sellers’ Owned Real Property has been adequately surveyed in relation to the whole of the Sellers’ Owned Real Property being conveyed to NOV US in such Deed such that there are no reasonable grounds for confusion with respect to such Deed or such conveyance;

(h) counterparts to assignments of Leases included in the Assigned Contracts (the “Assigned Leases”), duly executed by the relevant Seller and the lessors under such Leases;

(i) a counterpart to the Transition Services Agreement, in the form attached hereto as Exhibit E, duly executed by Flotek;

(j) a certificate of Sellers conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2) stating that Sellers are not “foreign persons” within the meaning of Section 1445 of the Code, in the form and substance reasonably satisfactory to Buyers, dated as of the Closing Date and duly executed by the relevant Sellers;

(k) evidence of the full and unconditional termination and releases of any Encumbrances relating to Indebtedness for borrowed money that encumber the Purchased Assets in any respect, dated and executed by each of the lenders with respect to any such Indebtedness, including from PNC Bank, National Association, with respect to Turbeco and Teledrift;

(l) a Statement of Occasional Sale (Texas Comptroller of Public Accounts Form 01-917) certifying that the sales of the Purchased Assets located in Texas qualify as an occasional sale, dated as of the Closing Date and duly executed by the relevant Sellers;

(m) a certificate, dated and executed by an officer of Sellers, certifying to the resolutions of the boards of directors of Sellers authorizing and approving the execution and delivery of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby; and

(n) such further instruments and documents, as may be reasonably requested by Buyers to consummate the transactions contemplated hereby.

Section 3.03 Closing Deliveries of Buyers. At Closing, Buyers shall deliver, or cause to be delivered, the following to Sellers:

(a) the Closing Date Payment in accordance with Section 2.05(a);
(b) a counterpart to this Agreement, duly executed by Buyers;
(c) assignments of the Assigned Contracts, duly executed by the relevant
Buyers;

(d) a counterpart to the Bill of Sale, duly executed by Buyers;

(e) a counterpart to the Intellectual Property Assignment, duly executed by the relevant Buyers;

(f) counterparts to the Deeds, duly executed by the relevant Buyers;

(g) counterparts to assignments of the Assigned Leases, duly executed by the relevant Buyer (NOV US with respect to Assigned Leases in the US, and NOV Canada with respect to the Assigned Lease in Canada);

(h) a counterpart to the Transition Services Agreement, in the form attached hereto as Exhibit E, duly executed by NOV US;

(i) resale certificates with respect to the Inventory located in the states of
Pennsylvania, Oklahoma, and Texas, in forms reasonably acceptable to Sellers; and

(j) such further instruments and documents as may be reasonably requested by Sellers to consummate the transactions contemplated hereby.

Section 3.04 Release of Encumbrances. Promptly following the Closing, Sellers shall file or cause to be filed any and all recordable form Encumbrance releases in respect of or related to any Indebtedness for borrowed money relating to any Encumbrance on the Purchased Assets, which obligation shall include, for the avoidance of doubt, the filing of UCC termination statements and/or making any other filings necessary to effect the termination and full release of any security interest in any of the Purchased Assets encumbered by such Indebtedness.

ARTICLE IV
COVENANTS

Section 4.01 Interim Covenants.

(a) From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyers’ Representative (which consent shall not be unreasonably withheld or delayed), Sellers shall use commercially reasonable efforts to:

(i) maintain the properties and assets included in the Purchased Assets in substantially the same condition as they were on the date of this Agreement, subject to reasonable wear and tear and actions taken or omitted in the ordinary course of business;
(ii) pay the debts, Taxes and other obligations of the Business when due; (iii) defend and protect the properties and assets included in the
Purchased Assets from infringement or usurpation;

(iv) perform all of its obligations under all Assigned Contracts;

(v) comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets;

(vi) secure, as soon as practicable and in any event prior to the Closing, all approvals, consents and waivers of third parties required for the consummation of the transactions contemplated hereby; and

(vii) not take or permit any action that would cause any of the following changes, events or conditions to occur:

(A) an event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(B) transfer, assignment, sale or other disposition of any of the Purchased Assets, except for the sale of Inventory in the ordinary course of business;

(C) cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets;

(D) transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property Assets or Intellectual Property Agreements;

(E) material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;

(F) acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit;

(G) imposition of any Encumbrance upon any of the Purchased
Assets; or

(H) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(b) From the date hereof until the Closing, each Party shall use its reasonable best efforts to fulfill its respective conditions to Closing set forth in Article V.
Section 4.02 Access to Information. From the date hereof until the Closing, the Sellers shall afford the Buyer and its Representatives full and free access to and the right to inspect all of the Purchased Assets during the Sellers’ normal business hours upon at least forty-eight (48) hours’ notice.

Section 4.03 Notice of Certain Events.

(a) From the date hereof until the Closing, the Sellers shall promptly notify the
Buyer in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Seller hereunder not being true and correct or (B) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article V to be satisfied;

(ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Government Authority in connection with the transactions contemplated by this Agreement; and

(iv) any actions commenced or, to the Knowledge of the Sellers, threatened against, relating to or directly involving the Purchased Assets.

(b) Buyers’ receipt of information pursuant to this Section 4.03 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Sellers in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 4.04 Restrictive Covenants.

(a) Sellers and Flotek, on behalf of themselves and their Affiliates, hereby acknowledge and agree that (i) Buyers would not have entered into this Agreement if Sellers and Flotek had not agreed to the covenants set forth in this Section 4.01 and (ii) Sellers and Flotek have had access to information that is confidential in relation to the Purchased Assets that constitutes a valuable, special and unique asset, and with respect to which Buyers are entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Section 4.01 provided by law or equity (including those remedies the availability of which may be within the discretion of the court or arbitrator that presides over any action for which enforcement of this Agreement is brought).

(b) For a period of one (1) year after the Closing Date, Sellers and Flotek agree that they will not, and they shall cause their Affiliates not to, directly or indirectly solicit the employment or services of, or, cause or attempt to cause any employees of Sellers or their Affiliates who accept offers of employment with Buyers or their Affiliates (“Business Employee”) to leave the employment or service of, Buyers or their Affiliates, other than general solicitations that do not target the Business Employee.

(c) For a period of three (3) years following the Closing Date, Sellers and Flotek agree that they will not, and shall cause their Affiliates not to, directly or indirectly, acting alone or as a member of a partnership or company, as a holder or owner of any security, as an agent, advisor, consultant or independent contractor:

(i) carry on, participate in, or be engaged in (whether for its own account or for the account of any other Person) the Restricted Business within the Restricted Area; or

(ii) share in the earnings of, or beneficially own or hold any security issued by, or otherwise own or hold any interest in any entity which is engaged in the Restricted Business in the Restricted Area; or
(iii) request or suggest, directly or indirectly, that any customer or supplier of Buyers relating to the Restricted Business, curtail or cancel its business or refrain from doing business with Buyers or their Affiliates within the Restricted Area.

Notwithstanding the foregoing provisions of this Section 4.04(c), Sellers and Flotek and their Affiliates may own, solely as an investment, securities of an entity that is engaged in the Restricted Business if (1) such Person is not an Affiliate of the issuer of such securities, (2) such Person does not, directly or indirectly, beneficially own more than five percent

(5%) in the aggregate of such class of securities, (3) such class of securities is publicly traded and (4) such Person has no active participation in such entity.

(d) For a period of three (3) years following the Closing Date, Sellers and Flotek shall, and shall cause their Affiliates to, hold in confidence and shall not use in any manner any confidential and proprietary information, whether written or oral, to the extent concerning the Purchased Assets; provided, however, that the such parties shall be able to use any such information as may be reasonably required by such Persons in connection with any insurance Proceedings or Tax audits against, or Proceedings concerning, any such Persons. If Sellers, Flotek or their Affiliates are requested or compelled to disclose any such confidential information by judicial or administrative process, by any Government Authority or by other requirements of Law, such Person shall promptly notify Buyers in writing and shall disclose only that portion of such information that such Person is advised by its counsel that it is legally required to disclose; provided, that such Person shall cooperate with Buyers, at Buyers’ sole cost and expense, to permit Buyers to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding anything contained in this Section 4.04(d) to the contrary, the provisions of this Section 4.04(d) shall not apply to (i) any information which has come within the public domain, except that which has come in the public domain through a Seller’s or Flotek’s or their respective Affiliates’ breach of this Agreement or (ii) information which was lawfully available to Sellers or Flotek on a non-confidential basis prior to its disclosure hereunder.

(e) Buyers, Sellers and Flotek hereby agree that if Sellers or Flotek (or any Affiliate of such Persons) violate or threaten to violate any of the provisions of this Section 4.01, it would be difficult to determine the entire cost, damage or injury which Buyers would sustain. Sellers and Flotek acknowledge that if they (or any of their Subsidiaries or Affiliates) violate any of the provisions of this Section 4.01, Buyers may have no adequate remedy at law. In the event of such violation, Buyers shall have the right, in addition to any other rights that may be available to them to seek to obtain in any court of competent jurisdiction injunctive relief to restrain any violation by such Person of any provision of this Section 4.01 or to seek to compel specific performance by such Person of one or more of its obligations under this Section 4.01. The seeking or obtaining by Buyers of such injunctive relief shall not foreclose or in any way limit the right of Buyers to obtain a money judgment against Sellers or Flotek for any damage to Buyers that may result from any breach by Sellers or Flotek (or any Subsidiary or Affiliate of such Persons) of any provision of this Section 4.01.

(f) Sellers and Flotek acknowledge that the covenants contained in Section
4.01 are reasonable in geographic and temporal scope and that the scope of each of the activities being restrained is reasonable and does not impose a greater restraint than is necessary to protect the goodwill or other business interest of Buyers. If any court of competent jurisdiction determines that any of such covenants, provisions or portions of Section 4.01, or any part thereof, are unenforceable and invalid, then (i) the validity and enforceability of any remaining covenants, provisions or portions thereof shall not be affected by such determination, (ii) those of such covenants, provisions or portions that are determined to be unenforceable because of the duration or scope thereof shall be severed and/or reformed by the court to reduce their duration or scope so as to render them enforceable against Sellers and Flotek and (iii) all remaining covenants, provisions, portions and terms of this Section 4.01 shall be valid and enforceable to the fullest extent permitted by law.

(g) If Closing occurs, the restrictions contained in this Section 4.01 shall survive the Closing Date for the periods specified.

Section 4.05 Public Announcements. After the Closing Date, Sellers on the one hand, and Buyers on the other hand, will obtain the approval of the other Party, which shall not be unreasonably withheld, conditioned or delayed, before issuing any press releases or otherwise making any public statements with respect to any confidential or proprietary aspect of this transaction, except as in the reasonable judgment of a Party may be required by Law or by any rule or regulation of any securities exchange, in which case the Parties will consult with each other as to the content and language of any such report, statement or press release prior to its issuance.

Section 4.06 Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyers; it being understood that any Liabilities arising out of the failure of Sellers to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be treated as Excluded Liabilities.

Section 4.07 Release of Certain Past Claims and Dismissal of Pending
Litigation.

(a) If Closing occurs, then Flotek and Buyers (on behalf of National Oilwell DHT, L.P.) shall, effective as of the Closing Date, hereby fully and completely discharge and release each other from all charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages (including lost profits, reasonable royalty damages, and enhanced damages), actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either National Oilwell DHT, L.P. or Flotek has, or may have had, against the other, whether or not apparent or yet to be discovered for any acts or omissions related to or arising from:

(i) acts giving rise to the allegations of patent infringement set forth in the pleadings of the Pending Litigation to the extent that such acts occurred prior to or on the Closing Date; and

(ii) the prosecution and defense of the Pending Litigation.

(b) Flotek and Buyers shall, within 30 days of the Closing Date:

(i) cause a Stipulation of Dismissal of Action Without Prejudice to be filed in the Pending Litigation in the form attached as Exhibit D hereto; and

(ii) take any further action reasonably necessary to obtain a dismissal of the claims in the Pending Litigation without prejudice.

(c) Flotek and Buyers acknowledge that the release set forth in this Section
4.07 is a release of liability for certain acts of potential infringement that occurred prior to the Closing Date and that such release does not grant Flotek or any of its Affiliates a license or right to use to any Intellectual Property owned by Buyers or any of Buyers’ Affiliates or to any Intellectual Property referenced in this Agreement, by implication, estoppel or otherwise.

(d) Flotek and Buyers agree that the releases provided to Flotek in this Section
4.04 provide a complete defense to Flotek for all claims asserted by National Oilwell DHT, L.P. in the Pending Litigation, and that, if Flotek and National Oilwell DHT, L.P. fail for any reason to jointly and timely file the Stipulation of Dismissal of Action Without Prejudice, Flotek may invoke this Section 4.04 to unilaterally obtain a complete dismissal of the Pending Litigation.

Section 4.08 Receipt of Certain Payments. If Sellers, Flotek or their Affiliates receive any payment or other assets in respect of any accounts receivable related to the Business arising on or after the Closing Date, then Sellers shall within twenty (20) days of such receipt, transfer and deliver all such payments to Buyers. Conversely, if Buyers or their Affiliates receive any payment or other assets in respect of any accounts receivable related to the Business arising before the Closing Date, then Buyers shall within twenty (20) days of such receipt, transfer and deliver all such payments to Sellers’ Account.

Section 4.09 Retrieval of the Purchased Assets. For a period of ninety (90) days following the Closing Date (hereinafter, the “Transitional Period”), Sellers shall allow Buyers to store, without any charge, but at Buyers’ sole risk of loss, the Purchased Assets where such Purchased Assets were located on the Closing Date, and Sellers shall reasonably cooperate with Buyers (including, without limitation, to allow Buyers, without any charge, during the Transitional Period, reasonable access to any Business Facilities not assumed by Buyers to the extent reasonably required and requested by Buyers) in order to allow Buyers to remove such Purchased Assets during the Transitional Period, from the Business Facilities and to transfer such Purchased Assets to a secure location under Buyers’ control.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Government Authority shall have enacted, issued, promulgated, enforced or entered any Proceeding, injunction or restraining order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 5.02 Conditions to Obligations of Buyers. The obligations of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyers’ Representative’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Sellers and Flotek contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Sellers and Flotek shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date;

(c) No action shall have been commenced against Sellers or Flotek that would prevent the Closing;
(d) Buyers’ Representative shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Sellers and Flotek, certifying that each of the conditions set forth in Section 5.02(a) and Section 5.02(b) have been satisfied (“Sellers’ Closing Certificate”);

(e) Sellers’ Representative shall have delivered to Buyers’ Representative the Closing deliverables set forth in Section 3.02 and such other documents or instruments as Buyers’ Representative reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement; and

(f) PNC Bank shall have released its liens with respect to the Purchased Assets.

Section 5.03 Conditions to Obligations of Sellers and Flotek. The obligations of Sellers and Flotek to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ Representative’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyers contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(b) Buyers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date;

(c) No action shall have been commenced against Buyers that would prevent the Closing;
(d) Sellers’ Representative shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyers, certifying that each of the conditions set forth in Section 5.03(a) and Section 5.03(b) have been satisfied (“Buyers’ Closing Certificate”); and

(e) Buyers’ Representative shall have delivered to Sellers’ Representative the Closing deliverables set forth in Section 3.03 and such other documents or instruments as Sellers’ Representative reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLERS AND FLOTEK

Sellers and Flotek jointly and severally represent and warrant to Buyers that the statements contained in this Article VI are true and correct as of the date hereof (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date), except as set forth in the Disclosure Schedules.

Section 6.01 Organization and Existence.

(a) Sellers are duly organized, validly existing and in good standing under the laws of their place of incorporation.

(b) Sellers have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate the Purchased Assets as now owned, leased or operated, and to perform all their obligations under the Contracts to which they are bound.

Section 6.02 Title. Sellers are the sole and exclusive owners of, and have good, valid and marketable title to, all of the Purchased Assets (other than Sellers’ Owned Real Property, which is subject to the representations and warranties set forth in Section 6.14) free and clear of all Encumbrances, and are exclusively entitled to possess and dispose of the same. There are no outstanding agreements or options to sell which grant to any Person, other than Buyers, the right to purchase or otherwise acquire any of the Purchased Assets.

Section 6.03 Authority; Authorization of Agreement. Sellers and Flotek have all requisite capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. Sellers and Flotek have taken all corporate or other actions necessary to authorize and approve the execution and delivery of this Agreement, the performance of all the terms and conditions hereof and the consummation of the transactions contemplated hereby. No other act or proceeding on the part of Sellers or Flotek is necessary to authorize the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of Sellers and Flotek, enforceable against Sellers and Flotek.

Section 6.04 Consents and Approvals; No Violation. Except as set forth on Section 6.04 of the Disclosure Schedules, neither the execution and delivery of this Agreement by Sellers and Flotek, the consummation of the transactions contemplated hereby, nor the compliance by Sellers and Flotek with any of the provisions hereof will: (i) conflict with or violate any provision of any Organizational Document of Sellers or Flotek or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to any of the Purchased Assets; (ii) require any filing with or any permit, consent or approval of, or the giving of notice to any Person by Sellers or Flotek; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of Contract binding upon Sellers or Flotek; (iv) violate or conflict with any provision of any Law binding upon Sellers or Flotek; or (v) result in, or require, the creation or imposition of, any Encumbrance upon or with respect to any of the Purchased Assets.

Section 6.05 Financial Statements. Section 6.05 of the Disclosure Schedules sets forth true and complete copies of (a) the unaudited balance sheets of Teledrift and Turbeco as of March 31, 2017 (the “Balance Sheet Date”), together with the related unaudited statements of income, for the three (3) month period then ended (collectively, the “March 2017 Financial Statements”) and (b) the unaudited balance sheets of Teledrift and Turbeco as of December 31, 2016, and the related unaudited statements of income for the year then ended (the “2016 Financial Statements,” and together with the March 2017 Financial Statements, collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position and the results of operations of the Business as of, and for the periods ended on, such dates. The Financial Statements have been prepared from the books and records of Sellers, which accurately and fairly reflect the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by Teledrift and Turbeco.

Section 6.06 Absence of Certain Changes. Except as disclosed on Section 6.06 of the Disclosure Schedules, since the Balance Sheet Date, there has not been: (a) any Material Adverse Effect on the Business, or any event, condition or contingency that could result in a Material Adverse Effect on the Business; (b) any damage, destruction or Loss, whether covered by insurance or not, affecting the Purchased Assets that could result in a Material Adverse Effect; (c) any sale, assignment, lease, transfer, license, abandonment or other disposition by Sellers of any interest in the Purchased Assets, excluding: (i) replaced or obsolete assets and (ii) Inventory sold in the Ordinary Course of Business consistent with past practice; (d) any business conducted that was not in the Ordinary Course of Business; or (e) any agreement to do any of the foregoing.

Section 6.07 Litigation. Except as set forth on Section 6.07 of the Disclosure Schedules, there is no Proceeding pending against or, to the Knowledge of Sellers, threatened against, Sellers with respect to the Business or the Purchased Assets; (b) to the Knowledge of Sellers, there are no claims, facts, conditions or circumstances that could reasonably be expected to give rise to a Proceeding that would be required to be disclosed pursuant to clause (a) in this Section 6.07; and (c) there are no Orders outstanding against or, to the Knowledge of Sellers, threatened against, Sellers or the Purchased Assets.

Section 6.08 Compliance with Laws and Orders. Sellers and Flotek have not at any time within the last five (5) years received any notice that Sellers have, and to the Knowledge of Sellers, Sellers have not, and have not at any time within the last five (5) years, been, in material violation of or in default under any Law or Order. To the Knowledge of Sellers, no event has occurred, and no condition or circumstances exists, that might reasonably (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation of any applicable Law. No notice of any investigation or review by any Government Authority has been received by Sellers or Flotek nor, to the Knowledge of Sellers, is any such investigation or review pending or threatened, nor has any Government Authority indicated any intention to conduct the same.

Section 6.09 Labor and Employment Matters.

(a) Sellers have provided Buyers with a true and complete listing of all employees of Sellers, including approximate date of hire, title or grade as of the date thereof, salary or rate of compensation as of the date thereof, normal work location, exempt or non-exempt status, and active or leave status. Except for any Contracts disclosed on Section 6.09(a) of the Disclosure Schedules, none of the employees of Sellers is a party to any written employment Contract, termination or severance agreement or similar Contract, and the employment of all such Employees is terminable at will.

(b) Sellers are not party to or bound by the terms of any collective bargaining Contract or other union Contract applicable to any employee of Sellers, and no such Contract has been requested by any employee or group of employees of Sellers, nor has there been any discussion with respect thereto by management of Sellers with any employees of Sellers. To the Knowledge of Sellers, there are no union organizing activities or Proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Sellers, and there are no Proceedings now underway of which Sellers or Flotek have notice, nor, to the Knowledge of Sellers, are any Proceedings pending or threatened with regard to Sellers, before the National Labor Relations Board or a similar Government Authority or agency in a non-U.S. jurisdiction, wherein any labor organization is seeking representation of any employees of Sellers. There is no labor strike or labor disturbance now in effect nor, to the Knowledge of Sellers, pending or threatened, against Sellers. Sellers have not committed any unfair labor practice, nor have they experienced any grievances, Proceedings relating to unfair labor practices or other collective bargaining disputes.

(c) To the Knowledge of Sellers, Sellers are in compliance with all applicable Laws pertaining to labor or employment matters, including, but not limited to Laws governing or regarding hours of work, the payment of wages or other compensation, employee benefits, employment discrimination and harassment, occupational safety and health, and any and all other Laws governing or pertaining to the terms and conditions of employment. No Claim is pending nor, to the Knowledge of Sellers, is any Claim threatened (and there is no basis therefor) against Sellers alleging any failure to so comply.
Section 6.10 Intellectual Property.

(a) Sellers are the sole and exclusive owners of, without payment to any other Person, all of Sellers’ Intellectual Property, in each case, free and clear of all Encumbrances. No other party has any rights in Sellers’ Intellectual Property.

(b) Sellers and their Affiliates (i) have not granted to any third party any written license of any kind relating to any Sellers’ Intellectual Property and (ii) are not bound by or a party to any option, license or similar Contract relating to the Intellectual Property owned by any other Person for the use of such Intellectual Property in the conduct of its respective business.

(c) Except as set forth on Section 6.10, no Proceedings are pending nor, to the Knowledge of Sellers, threatened, against Sellers or Flotek by any Person with respect to the ownership, validity, enforceability, or use of any Sellers’ Intellectual Property. Sellers and Flotek have not received any written notice alleging that Sellers’ use of the Purchased Assets violates any rights relating to the Intellectual Property of any Person.

(d) Except as set forth on Section 6.10 of the Disclosure Schedules, Sellers’ Intellectual Property does not violate or infringe any intellectual property of any other Person.

Section 6.11 Customers and Suppliers.

(a) Section 6.11(a) of the Disclosure Schedules sets forth a true and complete list of the ten (10) largest customers (based on revenues) of the Business for the twelve (12)-month period ending with the Balance Sheet Date. Since the Balance Sheet Date, Sellers and Flotek have not received written notice that any customer listed on Section
6.11(a) of the Disclosure Schedules intends to cease doing business with the Business, or intends to alter in any material respect the amount of such customer’s dealings with the Business, in each case as a result a dispute or disagreement with Sellers or Flotek or dissatisfaction with the Business’s products or services, or would alter in any material respect such dealings in the event of the consummation of the transactions contemplated hereby.

(b) Section 6.11(b) of the Disclosure Schedules sets forth a true and complete list of the ten (10) largest service providers and suppliers (based on costs) of the Business for the twelve (12)-month period ending with the Balance Sheet Date. Since the Balance Sheet Date, Sellers and Flotek have not received written notice that any service provider or supplier listed on Section 6.11(b) of the Disclosure Schedules has stopped or materially decreased or intends to cease dealing with the Business, or intends to alter in any material respect the amount of such service provider’s or supplier’s dealings with the Business, or would alter in any material respect such dealings in the event of the consummation of the transactions contemplated hereby.

Section 6.12 Environmental Matters.

Except as set forth on Section 6.12 of the Disclosure Schedules:

(a) Sellers, with respect to the Business, and their Business Facilities are, and have at all times been, in material compliance with all Environmental Laws.

(b) None of Sellers nor any Business Facility is subject to any known or to the Knowledge of Sellers any pending or threatened claim arising under Environmental Laws or relating to Environmental Liabilities. Sellers and Flotek have not received any notice of a claim arising under Environmental Laws or relating to Environmental Liabilities.

(c) Sellers and their Business Facilities have all Permits necessary to comply with all Environmental Laws applicable to the Business as presently conducted; all applications for renewal of all such Permits have been timely filed; Sellers and their Business Facilities have all environmental and pollution control equipment necessary to comply with all Environmental Laws (including, without limitation, compliance with all applicable Permits) for operation of the Business as presently conducted; and Sellers and their Business Facilities are in compliance with all terms and conditions of such Permits.

(d) Regarding all Permits required under Environmental Laws for which renewal, amendment, or modification is sought or pending, to the Knowledge of Sellers, no expenditures, capital improvements, or changes in operation will be necessary as a condition or as a result of such renewal, amendment, or modification.

(e) To the Knowledge of Sellers, there are no, nor, have there ever been any, underground storage tanks or solid waste management units located on or under any Business Facility. To the Knowledge of Sellers, no Materials of Environmental Concern have been released or are present on any Business Facility in quantities or concentrations that exceed any applicable standard established by Environmental Laws or background levels for the applicable geographic area, or that require Environmental Response or reporting to any Government Authority.

(f) None of the off-site locations where Materials of Environmental Concern generated from or by Sellers have been disposed or come to be located is subject to an existing or, to the Knowledge of Sellers, potential Claim under Environmental Laws, or any obligation to undertake Environmental Response.

(g) None of Sellers nor their Affiliates has been identified as a potentially responsible party under, and no Business Facility has been listed as a facility which is subject to Environmental Response or liens under, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or comparable Environmental Laws.

(h) There are no obligations, undertakings or Liabilities arising out of or relating to Environmental Laws to which Sellers have agreed, assumed or retained, by contract or otherwise.

(i) Sellers are not subject to any Environmental Liabilities, nor to the
Knowledge of Sellers is there any basis for the same.

(j) Sellers have not undertaken Environmental Response to, or other decontamination or cleanup of, any facility or site or entered into any agreement for the payment of costs associated with such activity.

Section 6.13 Taxes.

(a) Except as set forth on Section 6.13(a) of the Disclosure Schedules:

(i) Sellers have duly and timely filed (or there has been timely filed on their behalf) with the appropriate Government Authorities all Tax Returns required to be filed by them or with respect to the assets of Sellers on or prior to the date hereof, and duly paid in full or made adequate provision therefor on the Financial Statements (or there has been paid or adequate provision has been made on their behalf) for the payment of all Taxes for all periods ending through the date hereof (whether or not shown on any Tax Return);

(ii) all such Tax Returns filed by or on behalf of Sellers are true, correct and complete in all material respects;

(iii) no Proceeding has ever been made by any authority in a jurisdiction where Sellers do not file Tax Returns that Sellers are or may be subject to taxation by that jurisdiction;

(iv) the unpaid Taxes of Sellers did not exceed the reserve for Tax Liabilities reflected in the Financial Statements, and there has been no Liability for Taxes for any period beginning after the Balance Sheet Date, other than Taxes as arising in the Ordinary Course of Business;
(v) there are no liens for Taxes upon any property or assets of Sellers; (vi) Sellers have not received or requested a ruling from any taxing authority or signed an agreement with any taxing authority;

(vii) Sellers have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code, as amended or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld and paid over to the appropriate Government Authority all amounts required to be so withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party;

(viii) no federal, state, local or foreign audits or other Proceedings are presently pending or, to the Knowledge of Sellers, threatened with regard to any Taxes or Tax Returns of Sellers, and Sellers have not received a notice (and Sellers do not otherwise have Knowledge) of any pending or threatened audits or Proceedings;

(ix) no director or officer (or employee responsible for Tax matters) of Sellers expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed;

(x) Sellers have not waived any statute of limitations in respect of Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, or entered into any closing agreement under any applicable Tax law;

(xi) no adjustments or deficiencies relating to Tax Returns of Sellers have been proposed, asserted or assessed by any Government Authority, except for such adjustments or deficiencies which have been fully paid or finally settled; and

(xii) Sellers have delivered to Buyers true, correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Sellers filed or received since December 31, 2014.

(b) None of the Purchased Assets: (i) secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; (iii) is “tax exempt bond financing property” within the meaning of Section 168(g)(5) of the Code; (iv) is “limited use property” with the meaning of Revenue Procedure 76-30; or (v) will be treated as owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Code.

(c) Except with respect to any Inventory, the purchase and sale of the Purchased Assets located in Texas pursuant to this Agreement qualifies for the occasional sale exemption provided under Section 151.304(a) and (b)(2) of the Texas Tax Code and
34 Administrative Code Section 3.316(a) and (d).

(d) With respect to the Business, Sellers are not engaged within the state of Louisiana in the business of selling tangible personal property such as or similar to the Purchased Assets (other than Inventory) in the regular course of its business, nor do Sellers hold themselves out to be in any such business.

Section 6.14 Real Property.

(a) Except for Sellers’ Owned Real Property, Sellers do not own any real property.

(b) (i) Sellers have good and indefeasible title to Sellers’ Owned Real Property, free and clear of any Encumbrances except for Permitted Encumbrances; (ii) there are no pending nor, to the Knowledge of Sellers, threatened condemnation Proceedings relating to Sellers’ Owned Real Property; (iii) the legal description for each Sellers’ Owned Real Property contained in the deed thereof delivered at Closing describes such Sellers’ Owned Real Property fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of Sellers’ Owned Real Property is subject to “permitted non-conforming use” or “permitted non-conforming structure” classification), and do not encroach on any easement that may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, the property is not located within any flood plain or subject to any similar type restriction for which any Permits have not been obtained and access to the property is provided by paved public right of way with adequate curb cuts available; (iv) except as set forth in Section 6.14(b) of the Disclosure Schedules, there are no leases, subleases, Permits, concessions, easements, servitudes, rights-of-way, encumbrances or other Contracts granting to any party or parties the right of use or occupancy of any portion of Sellers’ Owned Real Property; (vi) neither the leases, subleases, Permits, concessions, easements, servitudes, rights-of-way, encumbrances or Contracts set forth in Section 6.14(b) of the Disclosure Schedules, nor the enforcement of any rights thereunder by any party thereto have or may have a materially impact Buyers’ ability to continue to operate Sellers’ Owned Real Property in the same manner as Sellers have operated the same prior to the Closing Date; and (vii) with respect to the easements, licenses and rights-of-way comprising Sellers’ Owned Real Property, Sellers have good and indefeasible title to or interests therein sufficient to enable Sellers to use and operate Sellers’ Owned Real Property in a reasonable and customary manner, free and clear of Encumbrances except Permitted Encumbrances.

(c) All facilities located on Sellers’ Owned Real Property are supplied with utilities and other services, including gas, electricity, water, telephone, sanitary sewer and storm sewer as are necessary for their current use, all of which services are in accordance with all applicable Laws and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting Sellers’ Owned Real Property. There are no condemnation or appropriation proceedings pending, or to the Knowledge of Sellers, threatened against any such Sellers’ Owned Real Property or the improvements thereon. Sellers have adequate rights of ingress and egress by road right of way with respect to all Sellers’ Owned Real Property and all buildings, structures, facilities, fixtures and other improvements thereon. THE SELLERS AND FLOTEK HAVE NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE CONDITION OF THE BUSINESS FACILITIES.

(d) Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Sellers’ Leased Real Property included in an Assigned Lease. None of such Sellers’ Leased Real Property included in an Assigned Lease, nor the buildings, structures, facilities, fixtures or other improvements thereon, nor the current use thereof, contravenes or violates any building or zoning Law, or any administrative, occupational safety and health or other applicable Law, in each case, in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

(e) Sellers have a valid leasehold interest in and the right to quiet enjoyment of each portion of Sellers’ Leased Real Property included in an Assigned Lease for the full term of such Assigned Lease. Each Assigned Lease is a legal, valid and binding agreement enforceable in accordance with its terms against Sellers and, to the Knowledge of Sellers, each other Person that is a party thereto, and Sellers are not in, nor have received notice of any, default (or any condition or event that, after notice or lapse of time or both, would constitute a default) thereunder. Neither Sellers, nor, to the Knowledge of Sellers, any other party to any Assigned Lease, is in breach or default, and no event has occurred that, with notice or lapse of time, could reasonably be expected to constitute such a breach or default or permit termination, modification or acceleration under such Assigned Lease.

(f) Sellers have delivered to Buyer true and complete copies of all Assigned Leases (including any amendments and renewal letters) prior to the execution of this Agreement.

(g) There are no tenants or other parties in possession of any Sellers’ Leased Real Property included in an Assigned Lease. No Person has any right to purchase, or holds any right of first refusal to purchase, such properties.

(h) All facilities located on Sellers’ Leased Real Property included in an Assigned Lease are supplied with utilities and other services, including gas, electricity, water, telephone, sanitary sewer and storm sewer as are necessary for their current use, all of which services are in accordance with all applicable Laws and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such Sellers’ Leased Real Property. There are no condemnation or appropriation proceedings pending, or to the Knowledge of Sellers, threatened against any such Sellers’ Leased Real Property or the improvements thereon. Sellers have adequate rights of ingress and egress by road right of way with respect to all Sellers’ Leased Real Property included in an Assigned Lease and all buildings, structures, facilities, fixtures and other improvements thereon.

Section 6.15 Certain Payments.

(a) To the Knowledge of Sellers, Sellers are in compliance with all applicable Customs & International Trade Laws, and at no time since Sellers were organized have they committed any violation of any Customs & International Trade Laws, and there are no unresolved disputes or Proceedings concerning any Liability of Sellers with respect to any such Customs & International Trade Laws.

(b) Sellers and Flotek have not received written notice that Sellers are currently subject to any civil or criminal investigation, litigation, audit, compliance assessment, focused assessment, penalty proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action, record-keeping inquiry, assessment of additional duty for failure to properly mark imported merchandise, written notice to properly mark merchandise or return merchandise to customs custody, claim for additional customs duties or fees, denial order, suspension of export privileges, government sanction, or any other Proceeding or claim by a Government Authority involving or otherwise relating to any alleged or actual violation of any Customs & International Trade Laws or relating to any alleged or actual non-payment of customs duties, fees, taxes or other amounts owed pursuant to any Customs & International Trade Laws, and Sellers have paid all customs duties and fees, all other import duties and fees, and brokerage fees owed for merchandise imported by them or imported on their behalf into the United States.

(c) Sellers have not made or provided any material false statement or omission to any Government Authority (domestic or foreign) or to any purchaser of products, in connection with the exportation of commodities, software or technical data or the importation of merchandise, the valuation or classification of imported merchandise or exported commodities, software or technical data, the duty treatment of imported merchandise, the eligibility of imported merchandise for favorable duty rates or other special treatment, country-of-origin marking, NAFTA Certificates, other statements or certificates concerning origin, quota or visa rights, export licenses or other export authorizations, Shippers Export Declaration Forms, U.S.-content requirements, licenses or other approvals required by a foreign government or agency, or any other requirement relating to any Customs & International Trade Laws.

(d) Sellers have not, and no manager, director, officer, employee, agent, representative or other Person associated with or acting for or on behalf of Sellers has: (i) directly or indirectly made, any contribution, gift, bribe, kickback or other payment (including any political contribution with corporate funds, any payment from corporate funds not recorded on the books and records of Sellers, any payment from corporate funds that was falsely recorded on the books and records of Sellers, any payment from corporate funds to governmental officials for improper purposes or payments from corporate funds to obtain or retain business) to any Person, regardless of form whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of Sellers, or (D) or in any other manner or for any other purpose which violates applicable Laws; or (ii) established or maintained any fund or asset of any material value on behalf of and for the benefit of Sellers which has not been recorded in the books and records of Sellers.

Section 6.16 Product Warranties and Liabilities.

(a) To the Knowledge of Sellers, except as disclosed on Section 6.16 of the Disclosure Schedules, each product manufactured, sold, leased, modified, delivered, or otherwise placed in the stream of commerce by Sellers has been in conformity with all express and implied warranties relating to such products (including those arising from affirmations of fact or promises about the product, descriptions of the product, and any samples or models of the product), and Sellers do not have any Liability (and, to the Knowledge of Sellers, there is no basis for any present or future action against Sellers giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

(b) Except as set forth on Section 6.16 of the Disclosure Schedules, Sellers and Flotek have not received written notice from any third party alleging, and there is no basis for, any Liability as a result of any defect, failure to comply with any express or implied warranty, or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) (“Product Liability”) with respect to any product manufactured, sold, leased, modified, delivered or otherwise placed in the stream of commerce or services rendered to such third party by or on behalf of Sellers, whether such Product Liability is incurred by reason of any express or implied warranty (including any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision, any international convention or treaty, or otherwise and irrespective of whether such Product Liability is covered by insurance. Moreover, except as set forth on Section 6.16 of the Disclosure Schedules, Sellers and Flotek have not received any demand for indemnity or contribution from any person related to any product manufactured, sold, leased, modified, delivered or placed in the stream of commerce by Sellers.
Section 6.17 Inventory. The Inventory contained in the Purchased Assets consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for Inventory items of below standard quality, all of which Inventory items of below standard quality have been written off or written down to net realizable value in the Financial Statements as required by GAAP.

Section 6.18 Condition and Sufficiency.

(a) The Purchased Assets, taken as a whole, constitute all of the assets and properties required for the continued conduct of the Business by Buyers in the same manner as presently conducted and as reflected in the Financial Statements. The Purchased Assets (except for the Purchased Assets owned by Turbeco that have been used by Sellers, their Affiliates or their respective end-customers during the year prior to the execution of this Agreement) are in good operating condition and repair (normal wear and tear excepted). SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING THE PHYSICAL CONDITION OF THE TANGIBLE PURCHASED ASSETS OWNED BY TURBECO THAT HAVE NOT BEEN USED BY SELLERS, THEIR AFFILIATES, OR THEIR RESPECTIVE END-CUSTOMERS DURING THE YEAR PRIOR TO THE EXECUTION OF THIS AGREEMENT, AND SUCH PURCHASED ASSETS WILL BE SOLD PURSUANT TO THE TERMS HEREOF AS- IS, WHERE-IS.
Section 6.19 Assigned Contracts.

(a) None of the Assigned Contracts is in the name of any other party other than Sellers.

(b) All of the Assigned Contracts are, and will be on the Closing Date, in full force and effect, and are, and will be on the Closing Date, valid and enforceable, and no default by Sellers or Flotek has occurred thereunder, nor has any event occurred which, with written notice or the passage of time, will constitute a default by Sellers or Flotek.

(c) Sellers and Flotek have not received any notice of cancellation or non- renewal, and, to the Knowledge of Sellers, there is no basis for cancellation, under any Assigned Contract.

(d) Each of the Assigned Contracts was executed in the ordinary course of business and is not with any related or Affiliated party of Sellers. If services are to be provided to Sellers under any of the Assigned Contracts, such services have been and are being performed satisfactorily and timely, in accordance with the terms of the Assigned Contract.

(e) Except as identified on Section 6.04 of the Disclosure Schedules, no consent of any party to an Assigned Contract is required in connection with the continued validity, or to avoid a breach, of any Contract as a result of the transfer thereof to Buyers.
Section 6.20 Brokers. Except as set forth on Section 6.20 of the Disclosure Schedules, no agent, broker, investment banker or similar Person has acted, directly or indirectly, on behalf of Sellers in connection with this Agreement or the transactions contemplated hereby, and no Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby as the result of any contract, commitment, obligation or action on the part of Sellers.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF BUYERS

Buyers represent and warrant to Sellers and Flotek that the statements contained in this Article VII are true and correct as of the date hereof (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date).

Section 7.01 Organization and Existence. Buyers are duly organized, validly existing and in good standing under the laws of their jurisdictions of formation or incorporation. Buyers have all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated.

Section 7.02 Authority; Authorization of Agreement. Buyers have all requisite capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations under this Agreement. Each Buyer has, and if relevant, each of its general partners have, taken all action necessary, to authorize and approve the execution and delivery of this Agreement, the performance of all the terms and conditions hereof and thereof to be performed by such Buyer and the consummation of the transactions contemplated hereby and thereby. No other act or proceeding on the part of each Buyer or, if relevant, its general partner, is necessary to authorize the execution, delivery or performance of this Agreement or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of Buyers, enforceable against Buyers in accordance with its terms.

Section 7.03 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by Buyers, the consummation of the transactions contemplated hereby, nor the compliance by Buyers with any of the provisions hereof will: (a) conflict with or violate any provision of any Organizational Document of Buyers; (b) require any filing with or any permit, consent or approval of, or the giving of notice to any Person by Buyers; or (c) violate or conflict with any provision of any Law binding upon Buyers.

Section 7.04 Litigation. There is no Proceeding pending against or, to the Knowledge of Buyers, threatened against, Buyers or their respective Affiliates by which any Person seeks to restrain, prohibit or enjoin the performance by Buyers of the transactions contemplated hereby.

Section 7.05 Brokers. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Buyers in connection with this Agreement or the transactions contemplated hereby, and no Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby as the result of any contract, commitment, obligation or action on the part of Buyers.

ARTICLE VIII
TAX MATTERS

Section 8.01 Transfer Taxes. To the extent that any transfer, sales, use, stamp, registration or other similar Taxes (“Transfer Taxes”) result from the transactions contemplated by this Agreement, such Transfer Taxes shall be charged to and collected from Buyers by Sellers and remitted by Sellers to the applicable taxing authority or otherwise paid by Sellers when due. Except as otherwise required by applicable Law, Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Buyers and Sellers shall cooperate in good faith to minimize, to the maximum extent permissible under applicable law, the amount of any such Transfer Taxes.

Section 8.02 Property Taxes.

(a) To the extent not otherwise provided in this Agreement, (i) Sellers shall be allocated and bear all Property Taxes levied with respect to the Purchased Assets attributable to the Pre-Closing Tax Period and (ii) Buyers shall be allocated and bear all Property Taxes levied with respect to the Purchased Assets attributable to the Post- Closing Tax Period. For purposes of this Section 8.02, the Tax period for Property Taxes begins on the January 1st on which ownership of the property gave rise to personal liability for such Tax and ends on the following December 31st.

(b) For purposes of allocating Taxes for a Straddle Period (including for purposes of Section 8.02(a)), Taxes relating to the Purchased Assets shall be allocated between the portion of the Straddle Period included in the Pre-Closing Tax Period and the portion of the Straddle Period included in the Post-Closing Tax Period as follows: (i) in the case of Taxes that are Property Taxes or other Taxes imposed on a periodic basis, such Taxes shall be allocated to the portion of the Straddle Period included in the Pre- Closing Tax Period and to the portion of the Straddle Period included in the Post-Closing Tax Period pro rata based on the number of days in each such period and (ii) in the case of Taxes based on net or gross income, or transactional Taxes such as sales Taxes, such Taxes shall be allocated to the portion of the Straddle Period in which the transaction giving rise to such Taxes occurred.

(c) Upon receipt of any bill for Property Taxes relating to the Purchased Assets, Buyers or Sellers, as applicable, shall pay (or cause to be paid) such Property Taxes prior to delinquency and present a statement to the other Party setting forth the amount of reimbursement to which each is entitled under this Section 8.02 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within ten (10) calendar days after delivery of such statement.

Section 8.03 Canada Taxes. NOV Canada acknowledges and agrees that it is responsible for and shall pay all GST pertaining to the purchase of the Purchased Assets, if applicable. Flotek ULC and NOV Canada will execute and deliver such documents, notices and elections and do such lawful things, to endeavor to minimize or eliminate, as the case may be, any and all GST payable by NOV Canada in respect of the purchase of the Purchased Assets including, without restriction, execution or delivery of a completed GST Form 44 election (to be prepared by NOV Canada) pursuant to subsection 167(1) of the Excise Tax Act (Canada).

Section 8.04 Payments by NOV. If Buyers are required to withhold any Taxes at time of payment to Sellers under this Agreement, such withholding Taxes are the liability of Sellers, and Buyers shall have the right to withhold such Taxes at time of payment or seek a refund from Sellers if not withheld on date of payment to Sellers. In such event, Sellers will provide a withholding Tax receipt to Buyers.

ARTICLE IX
INDEMNIFICATION

Section 9.01 Survival. All of the representations and warranties of the Parties contained in Article VI and Article VII shall survive the Closing hereunder until eighteen (18) months after the Closing Date; provided, however, that the representations and warranties set forth in Section 6.12 (Environmental Matters) and Section 6.13 (Taxes) and shall survive to their applicable statute of limitations periods plus sixty (60) days, and the representations and warranties set forth in Section 6.01 (Organization and Existence), Section 6.02 (Title), Section 6.03 (Authority; Authorization of Agreement), and Section 6.20 (Brokers) shall survive without limitation pursuant to the terms hereof. All covenants and agreements of the parties made in this Agreement shall survive the execution and delivery of this Agreement and the Closing. For the avoidance of doubt, Sellers’ indemnification obligations contained in Section 9.02(b) through Section 9.02(d) shall survive without limitation pursuant to the terms hereof.

For greater certainty, no claim for indemnification for breaches of any representation or warranty may be asserted after the expiration of the applicable survival period set forth in this Section 9.01. So long as an Indemnified Person asserts a claim for indemnification under and in accordance with this Article IX prior to the expiration of the applicable survival period set forth in this Section 9.01, such Indemnified Person shall be deemed to have preserved its rights to indemnification under this Section 9.01, regardless of when such claim is ultimately liquidated or resolved.

Section 9.02 Indemnification by Sellers and Flotek. Subject to the limitations set forth in this Article IX, Sellers and Flotek hereby jointly and severally unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless Buyers, their Subsidiaries and Affiliates and their respective directors, officers, members, partners, employees, Affiliates, controlling persons, direct or indirect equity owners, agents and representatives and their successors and assigns, (collectively, the “Buyers’ Indemnified Persons”) from and against, and shall reimburse Buyers’ Indemnified Persons for, any and all Losses resulting from, arising out of, or related to:

(a) any inaccuracy or breach of any representation or warranty made by Sellers or Flotek in Article VI of this Agreement (it being understood that, other than Fraud Claims, the sole remedy for any such inaccuracy or breach shall be indemnification pursuant to this Article IX);

(b) any non-performance or non-fulfillment of any covenant or agreement on the part of Sellers or Flotek contained in this Agreement;

(c) the Excluded Assets; and

(d) any Excluded Liabilities.

Section 9.03 Indemnification by Buyers. Subject to the limitations set forth in this Article IX, Buyers hereby unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless Flotek, Sellers, their Subsidiaries and Affiliates and their respective directors, officers, members, employees, controlling persons, direct or indirect equity owners, agents and representatives and their successors and assigns (collectively, the “Sellers’ Indemnified Persons”) from and against, and shall reimburse Sellers’ Indemnified Persons for, any and all Losses resulting from, arising out of, or related to:

(a) any inaccuracy or breach of any representation or warranty made by Buyers in Article VII of this Agreement (it being understood that, other than for Fraud Claims, the sole remedy for any such inaccuracy or breach shall be indemnification pursuant to this Article IX); or

(b) any non-performance or non-fulfillment of any covenant or agreement on the part of Buyers contained in this Agreement.

Section 9.04 Procedures.

(a) If any Person entitled to indemnification under this Article IX (an “Indemnified Party”) asserts a claim for indemnification for, or receives notice of the assertion or commencement of, any Third-Party Claim, such Indemnified Party shall as soon as practicable give written notice (“Indemnity Notice”) of such claim to the Party from whom indemnification is to be sought (an “Indemnifying Party”). The failure to notify the Indemnifying Person promptly of a Third-Party Claim shall not relieve the Indemnifying Person from its indemnification obligation hereunder, except to the extent that the Indemnifying Person is materially prejudiced thereby.

(b) In the event that the Indemnified Person gives an Indemnity Notice to the Indemnifying Person, such notice shall set forth the facts known to the Indemnified Person pertaining to the Claim and shall specify the manner in which the Indemnified Person proposes to respond to the Claim. Within thirty (30) days of receipt of such notice (the “Investigation Period”), the Indemnifying Person shall state in writing (the “Assumption Notice”): (i) whether the Indemnified Person may proceed to respond to the Claim in the manner set forth in its notice; and (ii) whether the Indemnifying Person shall assume responsibility for and conduct the negotiation, defense or settlement of the Claim, and if so, the specific manner in which the Indemnifying Person proposes to proceed; provided, however, that during the Investigation Period (prior to the Indemnified Party’s receipt of the applicable Assumption Notice), the Indemnified Party shall be permitted to take any and all actions it deems reasonably necessary to protect its rights and defenses with respect to such Third-Party Claim at the cost and expense of the

Indemnifying Person. If the Indemnifying Person does elect to assume responsibility and such control, its defense against the Third-Party Claim shall be conducted by the Indemnifying Person and its counsel at its expense in a manner reasonably satisfactory and effective to protect the Indemnified Person to the extent required hereunder. The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, that the Indemnifying Person shall not consent to the entry of any judgment or enter into any settlement agreement without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed); provided further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the Claim to all Indemnified Persons affected by the Claim and (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by, and does not contain an injunction or other equitable relief upon, the Indemnified Person or its Affiliates. Notwithstanding the foregoing, (a) the Indemnified Person shall have the right at all times to participate in the defense of any Third-Party Claim hereunder with its own counsel and at its own expense and (b) if the Indemnified Person is advised by outside counsel reasonably satisfactory to the Indemnifying Person that a conflict of interest exists or if the court in which such Third- Party Claim is pending determines that a conflict of interest exists such that the Indemnifying Person’s counsel is prohibited by such court or is otherwise unable to represent the Indemnified Person with respect to such Third-Party Claim, or if there is one or more defenses that could be asserted by the Indemnified Person that could not be asserted by the Indemnifying Person or the Indemnifying Person’s counsel (on the Indemnified Person’s behalf), then the Indemnified Person shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Third-Party Claim at the sole cost of the Indemnifying Person.

(c) Unless and until an Indemnifying Person assumes the defense of the Third-Party Claim as provided in Section 9.04(b) above or fails to defend such Third- Party Claim to the extent required hereunder, the Indemnified Person may defend against the Third-Party Claim in any manner it reasonably may deem appropriate, on behalf of and for the risk of the Indemnifying Person and shall be reimbursed for its reasonable cost and expense (but only if the Indemnified Person is actually entitled to indemnification hereunder) in regard to the Third-Party Claim with counsel selected by the Indemnified Person, by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Person. The Indemnifying Person may participate in, but not control, any defense or settlement controlled by the Indemnified Person pursuant to this Section 9.04(c), and the Indemnifying Person shall bear its own costs and expenses with respect to such participation.

(d) The Party assuming the defense under this Section 9.04 shall keep the other Party fully informed regarding the progress and status thereof.

(e) In the event any Indemnified Person should have a Claim against any Indemnifying Person hereunder which does not involve a Third-Party Claim, the Indemnified Person shall promptly transmit to the Indemnifying Person an Indemnity Notice describing in reasonable detail the nature of the claim and the basis of the

Indemnified Person’s request for indemnification under this Agreement; provided, however, that failure of the Indemnified Person to give the Indemnity Notice will not relieve the Indemnifying Person from liability hereunder unless and solely to the extent that the Indemnifying Person did not otherwise learn of such claim and such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses, and will not in any event relieve the Indemnifying Person from any obligations to the Indemnified Person other than the indemnification obligation provided herein. In the event that the Indemnifying Person disputes the validity or scope of the claim set forth in the Indemnity Notice, the Parties will, in good faith, use commercially reasonable efforts to resolve such matter within thirty (30) days of receipt of the Indemnity Notice.

(f) All provisions of this Agreement requiring a party to indemnify another Person shall be deemed to incorporate this Section 9.04 by reference, and all notices and actions relating to Claims thereunder shall be made in the manner set forth in, and subject to the terms and conditions of this Section 9.04.

(g) Buyers shall cooperate with any reasonable requests by Sellers or Flotek with respect to the defense by Sellers or Flotek of the matters disclosed in Section 6.07 of the Disclosure Schedules, including access for evidentiary purposes to the employees of Sellers who were previously employed by Sellers and to the Business Facilities, provided that any out of pocket costs of such cooperation shall be at the expense of Sellers.
Section 9.05 Limitation on Liability of Sellers and Flotek.

(a) Notwithstanding anything herein to the contrary, no Buyers’ Indemnified
Person shall be entitled to indemnification from Sellers and Flotek pursuant to Section 9.02(a) of this Agreement unless and until the aggregate of all Losses for which indemnification would (but for the limitation of this sentence) be required to be paid by Sellers and Flotek under Section 9.02(a) of this Agreement exceeds One Hundred Seventy Thousand Dollars ($170,000.00) (the “Loss Threshold”), after which Loss Threshold Sellers and Flotek shall be liable for all Losses above the Loss Threshold; provided, however, that the Loss Threshold shall not apply to indemnification claims: (i) based on actual fraud or intentional misrepresentation, including fraudulent non- disclosure (“Fraud Claims”); (ii) relating to any inaccuracy or breach of the representations and warranties contained in Section 6.01 (Organization and Existence), Section 6.02 (Title), Section 6.03 (Authority; Authorization of Agreement), Section 6.13 (Taxes) and Section 6.20 (Brokers); or (iii) relating to the indemnification obligations contained in Section 9.02(b) through Section 9.02(d).

(b) Furthermore, the maximum aggregate liability of Sellers and Flotek under Section 9.02(a) of this Agreement shall not, collectively, exceed thirty-three percent (33%) of the Purchase Price; provided, however, that such limit will not apply to: (i) Fraud Claims; (ii) claims relating to any inaccuracy or breach of the representations and warranties contained Section 6.20 (Brokers); or (iii) relating to the indemnification obligations contained in Section 9.02(b) through Section 9.02(d).

Section 9.06 Limitation on Liability of Buyers. The maximum aggregate liability of Buyers under Article IX of this Agreement shall not exceed thirty-three percent (33%) of the Purchase Price; provided, however, that such limitation will not apply to: (i) Fraud Claims; (ii) claims relating to any inaccuracy or breach of the representations and warranties contained Section 7.05 (Brokers); or (iii) relating to the indemnification obligations contained in Section 9.03(b).

Section 9.07 Express Negligence; Limitation on Defense to Certain Claims.

(a) THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE, DOCTRINE RELATING TO INDEMNIFICATION FOR STRICT LIABILITY OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PERSONS.

(b) TO THE EXTENT THAT BUYERS MAKE ANY CLAIMS AGAINST SELLERS OR FLOTEK UNDER THE PROVISIONS OF THIS ARTICLE IX, SELLERS AND FLOTEK MAY NOT ASSERT AND HEREBY EXPRESSLY WAIVE AS A DEFENSE, COUNTERCLAIM, OR OTHERWISE THAT BUYERS HAVE BEEN NEGLIGENT IN CONDUCTING ITS DUE DILIGENCE RELATING TO ANY ASPECT OF SELLERS, FLOTEK OR THE PURCHASED ASSETS. ANY RIGHT A PARTY MAY HAVE TO INDEMNIFICATION IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE IX WILL NOT BE AFFECTED BY ANY INVESTIGATION CONDUCTED WITH RESPECT TO, OR ANY KNOWLEDGE ACQUIRED (OR CAPABLE OF BEING ACQUIRED) AT ANY TIME, WHETHER BEFORE OR AFTER THE CLOSING DATE, WITH RESPECT TO THE ACCURACY OR INACCURACY OF OR COMPLIANCE WITH, ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION SET FORTH IN THIS AGREEMENT.

(c) THE OBLIGATIONS OF THE PARTIES HEREUNDER ARE NOT CONTINGENT UPON THE ASSERTION OF A CLAIM, DIRECTIVE, ACTION, OR PROCEEDING BY A GOVERNMENT AUTHORITY OR THIRD PARTY.

Section 9.08 Exclusive Remedy. Subject to Section 4.04, no Party shall have any liability, and no Party shall make any claim, for any Liability or other matter (and each of the Parties hereby waives any right of contribution against the other and their respective Affiliates), under, arising out of or relating to this Agreement, any other document, agreement, certificate or other matter delivered pursuant hereto or the transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise, except as provided in this Article IX. Nothing in this Section 9.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or intentional misconduct.

ARTICLE X
TERMINATION

Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Sellers’ Representative and Buyers’
Representative;
(b) by Buyers’ Representative by written notice to Sellers’ Representative if: (i) Buyers are not then in material breach of any provision of this
Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers or Flotek pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article V and such breach, inaccuracy or failure has not been cured by Sellers or Flotek within ten (10) days of Sellers’ Representative’s receipt of written notice of such breach from Buyers’ Representative; or

(ii) any of the conditions set forth in Section 5.01 or Section 5.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the date that is sixty (60) days after the date hereof, unless such failure shall be due to the failure of Buyers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing;
(c) by Sellers’ Representative by written notice to Buyers’ Representative if:
(i) Sellers and Flotek are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article V and such breach, inaccuracy or failure has not been cured by Buyers within ten (10) days of Buyers’ Representative’s receipt of written notice of such breach from Sellers’ Representative; or

(ii) any of the conditions set forth in Section 5.01 or Section 5.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by [he date that is sixty (60) days after the date hereof, unless such failure shall be due to the failure of Sellers or Flotek to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing; or

(d) by Buyers’ Representative or Sellers’ Representative in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Government Authority shall have issued an Order restraining or enjoining the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable.

Section 10.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except:

(a) as set forth in this Article X and Section 4.04(d) and Article XI hereof; and

(b) that nothing herein shall relieve any Party from liability for any breach of any provision hereof.

ARTICLE XI
MISCELLANEOUS

Section 11.01 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.01):

If to Buyers:
National Oilwell DHT, L.P.
7909 Parkwood Circle Drive
Houston, Texas 77036
Attention: General Counsel
Email: craig.weinstock@nov.com;
pete.vranderic@nov.com; rodney.reed@nov.com

If to Sellers or Flotek:

10603 W Sam Houston Pkwy N, Suite 300
Houston, TX 77064
Attention: John Chisholm
E-mail: JChisholm@flotekind.com

With a copy to:

Casey W. Doherty, Sr.
Doherty & Doherty LLP
1717 St. James Place, Suite 520
Houston, TX 77056

Email: casey@doherty-law.com

Section 11.02 Assignment. This Agreement shall not be assigned without the prior written consent of all Parties hereto; provided, however, that the prior written consent is not required for an assignment by Buyers to an Affiliate of Buyers.

Section 11.03 Further Assurances. The Parties shall take such further reasonable actions and shall execute, acknowledge and deliver all such further documents that are reasonably necessary or appropriate to consummate the transactions contemplated hereby.

Section 11.04 Expenses. Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the salaries, fees and expenses of its respective officers, employees, attorneys, accountants and other representatives and agents incurred in connection with negotiation and performance of this Agreement, and the consummation of the transactions contemplated hereby.

Section 11.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable rule or law, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected thereby in a materially adverse manner with respect to either Party.

Section 11.06 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions among the parties with respect to such subject matter.

Section 11.07 Amendment and Waiver. This Agreement may only be amended if such amendment is set forth in a writing executed by the Parties. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy with respect to a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed a waiver of any subsequent breach.

Section 11.08 Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 11.09 Governing Law; Venue; Jurisdiction. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, AND THE LEGAL RELATIONS AMONG THE PARTIES

SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. THE PARTIES FURTHER AGREE THAT THE EXCLUSIVE AND SOLE VENUE FOR ANY DISPUTE BETWEEN OR AMONG THE PARTIES OR RELATING TO THIS AGREEMENT, INCLUDING ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, AND THE LEGAL RELATIONS AMONG THE PARTIES, SHALL BE THE COURTS OF THE STATE OF TEXAS IN AND FOR HARRIS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AND ALL OF THE PARTIES CONSENT TO JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF TEXAS IN AND FOR HARRIS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS.

Section 11.10 No Third-Party Beneficiaries. Except as set forth Article IX, nothing expressed or implied in this Agreement is intended to confer on any person other than Buyers, Sellers and their successors and permitted assigns any rights or obligations under this Agreement.

Section 11.11 Rules of Construction.

(a) All article, section, schedule and exhibit references used in this Agreement are to articles and sections of, and schedules and exhibits to, this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

(c) The Parties acknowledge that each Party and its attorney(s) have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e) All references to currency herein shall be to, and all payments required hereunder shall be paid in, U.S. Dollars.

(f) All accounting terms used herein and not expressly defined herein have the meanings given to them under GAAP.

Section 11.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A signature page to this Agreement or any other document prepared in connection with the transactions contemplated hereby which contains a copy of a Party’s signature and which is sent by such Party or its agent with the apparent intention (as reasonably evidenced by the actions of such Party or its agent) that it constitute such Party’s execution and delivery of this Agreement or such other document, including a document sent by email in portable document format (pdf), shall have the same effect as if such Party had executed and delivered an original of this Agreement or such other document.

Section 11.14 Sellers’ Representative. Each Seller and Flotek shall for itself and its representatives, successors and assigns, by this Agreement, irrevocably constitute and appoint Flotek and its successors, acting as hereinafter provided, as its attorney-in-fact and agent in its place and stead in connection with the authority granted to such Sellers’ Representative pursuant to this Section 11.14, and acknowledges that such appointment is coupled with an interest and shall survive the death, incompetency, bankruptcy or liquidation of such Seller or Flotek. By executing this agreement under the heading “Sellers’ Representative,” Flotek hereby accepts its appointment and authorization to act as Sellers’ Representative as attorney-in-fact and agent on behalf of Sellers and Flotek in accordance with the terms of this Agreement, including to act as the sole point of contact between Buyers and Sellers and Flotek, to take any and all actions required or permitted to be taken by either Seller or Flotek under this Agreement, and to do all things and execute any documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement.

Section 11.15 Buyers’ Representative. Each Buyer shall for itself and its representatives, successors and assigns, by this Agreement, irrevocably constitute and appoint NOV US and its successors, acting as hereinafter provided, as its attorney-in-fact and agent in its place and stead in connection with the authority granted to such Buyers’ Representative pursuant to this Section 11.15, and acknowledges that such appointment is coupled with an interest and shall survive the death, incompetency, bankruptcy or liquidation of such Buyer. By executing this agreement under the heading “Buyers’ Representative,” NOV US hereby accepts its appointment and authorization to act as Buyers’ Representative as attorney-in-fact and agent on behalf of Buyers in accordance with the terms of this Agreement, including to act as the sole point of contact between or among Buyers, to take any and all actions required or permitted to be taken by any Buyer under this Agreement, and to do all things and execute any documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement.

Section 11.16 Definitions. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in Article I.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

SELLERS:

TELEDRIFT COMPANY

By: /s/ JOHN W. CHISHOLM
Name: John W. Chisholm
Title: Chief Executive Officer

TURBECO, INC.

By: /s/ JOHN W. CHISHOLM
Name: John W. Chisholm
Title: Chief Executive Officer

FLOTEK TECHNOLOGIES ULC

By: /s/ JOHN W. CHISHOLM
Name: John W. Chisholm
Title: President

FLOTEK INDUSTRIES FZE

By: /s/ JOHN W. CHISHOLM
Name: John W. Chisholm
Title: President

FLOTEK:

FLOTEK INDUSTRIES, INC.

By: /s/ JOHN W. CHISHOLM
Name: John W. Chisholm
Title: Chief Executive Officer

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

SELLERS’ REPRESENTATIVE

FLOTEK INDUSTRIES, INC.

By: /s/ JOHN W. CHISHOLM
Name: John W. Chisholm
Title: Chief Executive Officer

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

BUYERS:

NATIONAL OILWELL DHT, L.P.

By: NOW Downhole Tools, Inc., its general partner

By: /s/ BRIGITTE M. HUNT
Name: Brigitte M. Hunt
Title: Vice President, Assistant Secretary

DRECO ENERGY SERVICES ULC

By: /s/ BRIGITTE M. HUNT
Name: Brigitte M. Hunt
Title: Vice President, Assistant Secretary

NATIONAL OILWELL VARCO, L.P.

By: NOW Oilfield Services, LLC, its general partner, with branch operations established in Jebel Ali Free Zone, United Arab Emirates, namely NATIONAL- OILWELL VARCO, L.P., registered with Jebel Ali Free Zone Commercial Registry Dept. under Registration No. OVR-1537

By: /s/ BRIGITTE M. HUNT
Name: Brigitte M. Hunt
Title: Vice President

BUYERS’ REPRESENTATIVE

NATIONAL OILWELL DHT, L.P.

By: NOW Downhole Tools, Inc., its general partner

By: /s/ BRIGITTE M. HUNT
Name: Brigitte M. Hunt
Title: Vice President, Assistant Secretary

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

Exhibit A

Bill of Sale

[See attached.]

[EXHIBIT A]

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”), dated ,
2017, is among Teledrift Company, a Delaware corporation (“Teledrift”), Turbeco, Inc., a Texas corporation (“Turbeco”), Flotek Technologies ULC, an Alberta corporation (“Flotek ULC”), and Flotek Industries FZE, a Jebel Ali Free Zone entity with registration no. 115643 (“Flotek FZE,” and each of Teledrift, Turbeco, Flotek ULC and Flotek FZE, an “Assignor,” and together, the “Assignors”), and National Oilwell DHT, L.P., a Delaware limited partnership (“NOV US”), Dreco Energy Services ULC, an Alberta corporation (“NOV Canada”), and National Oilwell Varco, L.P., a Delaware limited partnership, formed and existing under the laws of the State of Delaware, with principal offices at 7909 Parkwood Circle Drive, Houston, Texas 77036, acting through its general partner, NOW Oilfield Services, LLC, with branch operations established in Jebel Ali Free Zone, United Arab Emirates, namely NATIONAL-OILWELL VARCO, L.P., registered with Jebel Ali Free Zone Commercial Registry Dept. under Registration No. OVR-1537, represented herein by NOW Oilfield Services, LLC’s Vice President, Brigitte M. Hunt (“NOV FZE”, and each of NOV US, NOV Canada and NOV FZE, an “Assignee” and together, “Assignees”). Assignor and Assignee are each, individually, referred to herein as a “Party” and, collectively, as the “Parties”.

Capitalized terms used but not defined herein shall have the respective meanings set forth in that certain Asset Purchase Agreement, dated as of the date hereof, by and among Assignors, Assignees, and Flotek Industries, Inc. a Delaware corporation (the “Purchase Agreement”).

Section 1. Assignment. The conveyance and assignment herein shall be deemed effective as of the date hereof.

For and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration (the receipt, adequacy, and legal sufficiency of which are hereby acknowledged), Assignors do hereby forever GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignees, all of Assignors’ right, title and interest in and to the following interests and properties described in subsections (a) through (l) of this Section 1 (such right, title and interest, less and except the Excluded Assets, collectively, the “Purchased Assets”), with all of Teledrift and Turbeco’s Purchased Assets being GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED to NOV US, all of Flotek ULC’s Purchased Assets being GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED to NOV Canada, and all of Flotek FZE’s Purchased Assets being GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED to NOV FZE:

(a) the machinery, equipment, trade fixtures, tools, furniture, computers, appliances, implements, leasehold improvements, supplies, inventory (including inventory of raw materials, construction or work in process, finished products and goods), spare parts and all other tangible personal property owned by Sellers and which relates to the Business listed on Exhibit A(i);

(b) the motor vehicles and rolling stock listed on Exhibit A(ii);

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(c) all right, title and interest in, to and under only those Contracts which are listed on
Exhibit A(iii) (collectively, the “Assigned Contracts”);

(d) to the extent transferable, all right, title and interest in all Permits relating to the Purchased Assets, including without limitation those listed on Exhibit A(iv) (collectively, the “Assigned Permits”);

(e) all rights under express or implied warranties from the suppliers with respect to the
Purchased Assets, to the extent they are transferable or assignable;

(f) all of Sellers’ right, title and interest in, to, and under all rights, privileges, Claims, and options relating or pertaining to the Purchased Assets, but only to the extent such rights, privileges, claims, causes of action and options are not related to the Excluded Liabilities; and

(g) subject to the exclusions set forth in Section 2.01(b) of the Purchase Agreement, and to the extent transferable or assignable, all other or additional privileges, rights, interests, assets and properties of every kind and description of Sellers, wherever located, that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted.

EXCEPTING AND RESERVING to Assignors, however, in all such instances, the
Excluded Assets.

TO HAVE AND TO HOLD the Purchased Assets unto Assignees and their successors and assigns, forever, subject, however, to the covenants, terms and conditions set forth herein and in the Purchase Agreement.

Section 2. Subrogation of Covenants and Warranties. To the extent transferable, Assignees shall be and are hereby subrogated to all covenants and warranties of title by parties (other than Assignors or their Affiliates) heretofore given or made to Assignors or their predecessors in title with respect and to the extent applicable to the Purchased Assets.

Section 3. Assumed Obligations. Subject to the terms, provisions and conditions contained in the Purchase Agreement, Assignees hereby assume and agree to pay, discharge and perform, on and after the Closing Date, the Assumed Obligations. For the avoidance of doubt, the Assumed Liabilities shall not include the Excluded Liabilities.

Section 4. Further Assurances. Assignors and Assignees shall execute and deliver from time to time hereafter, upon reasonable request of the other party, all such further documents and instruments, and shall do and perform all such acts as may be necessary or reasonably requested by the other party, to give full effect to the intent and meaning of this Bill of Sale.

Section 5. Purchase Agreement. This Bill of Sale is subject to and controlled by the terms of the Purchase Agreement, including all of the representations, warranties, covenants and agreements set forth in the Purchase Agreement. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provision set forth in the Purchase Agreement, including the representations, warranties and covenants of the parties contained therein.

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Section 6. Successors and Permitted Assigns. This Bill of Sale shall be binding upon and inure to the benefit of Assignees and Assignors and their respective successors and permitted assigns.

Section 7. Governing Law; Venue; Jurisdiction. THIS BILL OF SALE, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS BILL OF SALE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS BILL OF SALE, AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. THE PARTIES FURTHER AGREE THAT THE EXCLUSIVE AND SOLE VENUE FOR ANY DISPUTE BETWEEN OR AMONG THE PARTIES OR RELATING TO THIS BILL OF SALE, INCLUDING ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS BILL OF SALE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS BILL OF SALE, AND THE LEGAL RELATIONS AMONG THE PARTIES, SHALL BE THE COURTS OF THE STATE OF TEXAS IN AND FOR HARRIS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AND ALL OF THE PARTIES CONSENT TO JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF TEXAS IN AND FOR HARRIS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS.

Section 8. Counterparts. This Bill of Sale may be executed in one or more originals, but all of which together shall constitute one and the same instrument. An executed original of this Bill of Sale containing complete copies of all exhibits is being filed of record in the county in which the Purchased Assets are located.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Assignors and the Assignees have duly executed and delivered this
Assignment to be effective as of date first written above.

ASSIGNORS: TELEDRIFT COMPANY

By:
Name:
Title:

TURBECO, INC.

By:
Name:
Title:

FLOTEK TECHNOLOGIES ULC

By:
Name:
Title:

FLOTEK INDUSTRIES FZE

By:
Name:
Title:

[SIGNATURE PAGE TO BILL OF SALE]

ASSIGNEES:

NATIONAL OILWELL DHT, L.P.

By: NOW Downhole Tools, Inc., its general partner

By:
Name:
Title:

DRECO ENERGY SERVICES ULC

By:
Name:
Title:

NATIONAL OILWELL VARCO, L.P.

By: NOW Oilfield Services, LLC, its general partner, with branch operations established in Jebel Ali Free Zone, United Arab Emirates, namely NATIONAL-OILWELL VARCO, L.P., registered with Jebel Ali Free Zone Commercial Registry Dept. under Registration No. OVR-1537

By:
Name: Brigitte M. Hunt
Title: Vice President

[SIGNATURE PAGE TO BILL OF SALE]

Exhibit A(i)
Tangible Personal Property

[EXHIBIT A(I) TO BILL OF SALE]

Exhibit A(ii)

Motor Vehicles

[EXHIBIT A(II) TO BILL OF SALE]

Exhibit A(iii)
Assigned Contracts

[EXHIBIT A(3) TO BILL OF SALE]

Exhibit A(iv)
Assigned Permits

[EXHIBIT A(4) TO BILL OF SALE]

Exhibit B

Intellectual Property Assignment

[See attached.]

[EXHIBIT B]

INTELLECTUAL PROPERTY ASSIGNMENT

This Intellectual Property Assignment (this “Assignment”), dated
, 2017, is among Teledrift Company, a Delaware corporation
(“Teledrift”), Turbeco, Inc., a Texas corporation (“Turbeco,” and each of Teledrift and Turbeco, an “Assignor,” and together, the “Assignors”), and National Oilwell DHT, L.P., a Delaware limited partnership (the “Assignee”). Assignors and Assignee are each, individually, referred to herein as a “Party” and, collectively, as the “Parties”.

Assignors, Flotek Technologies ULC, an Alberta corporation, Flotek Industries FZE, a Jebel Ali Free Zone entity with registration no. 115643, Flotek Industries, Inc., a Delaware corporation, Assignee, Dreco Energy Services ULC, an Alberta corporation, and National Oilwell Varco, L.P., a Delaware limited partnership acting through its general partner, NOW Oilfield Services, LLC, with branch operations establish in Jebel Ali Free Zone, United Arab Emirates, namely NATIONAL-OILWELL VARCO, L.P., registered with Jebel Ali Free Zone Commercial Registry Dept. under Registration No. OVR-1537, have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Assignors have agreed to sell, assign, transfer, convey and deliver unto Assignee and certain of its affiliates, and such parties have agreed to purchase from Assignors, the Purchased Assets (as defined in the Purchase Agreement), including certain intellectual property.

Pursuant to the Purchase Agreement, the Assignors have agreed to sell, assign, transfer, convey and deliver to the Assignee all of the Assignors’ right, title and interest in, to and under the Transferred Intellectual Property (defined below).

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

In consideration of the mutual promises contained in this Assignment and the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein will have the meanings given to them in this Section 1.

“Transferred Intellectual Property” means the Intellectual Property set forth on Schedule 1 to this Assignment.

2. Assignment. The Assignors hereby, absolutely and unconditionally, convey, sell, assign, transfer, grant and set over unto the Assignee, all of the Assignors’ worldwide rights, title and interest and benefit in and to the Transferred Intellectual Property, together with all rights of action, both at law and in equity with respect thereto, including all rights to sue, settle any claim, and collect all damages for any past, present, or future infringement or misappropriation of the Transferred Intellectual Property, including without limitation the goodwill of the businesses connected to the use of any of the Transferred Intellectual Property, the same to be held and enjoyed by the Assignee, its successors and assigns forever, as fully and entirely as the same could have been held and enjoyed by the Assignors if this sale had not been made, and the Assignee hereby accepts such sale, assignment, transfer, grant, conveyance and set over.

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3. Warranties. Each Party represents, warrants, and covenants to the other Parties that: (A) such Party has the full power, authority and legal right to enter into and perform this Assignment; and (B) this Assignment is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

4. Recordation. The Assignors authorize and request the applicable Government Authorities to record the Assignee as owner of the Transferred Intellectual Property and of the entire title and interest in, to and under the same, for the sole use and enjoyment of the Assignee, its successors, assigns and other legal representatives.

5. Cooperation. Each Assignor hereby covenants and agrees that it will sign all lawful papers, execute all applications (including, but not limited to, powers of attorney, specific assignments, transfers and assurances), make all rightful oaths and use its reasonable best efforts at the request of the Assignee to aid the Assignee, its successors, legal representatives and assigns in obtaining and enforcing protection for the Transferred Intellectual Property and in enjoying the full benefits thereof.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Assignment and all of which, when taken together, will be deemed to constitute one and the same agreement. A signature page to this Assignment or any other document prepared in connection with the transactions contemplated hereby which contains a copy of a Party’s signature and which is sent by such party or its agent with the apparent intention (as reasonably evidenced by the actions of such party or its agent) that it constitute such Party’s execution and delivery of this Assignment or such other document, including a document sent by facsimile transmission or by email in portable document format (pdf), shall have the same effect as if such party had executed and delivered an original of this Assignment or such other document.

(Signature page follows.)

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IN WITNESS WHEREOF, the Assignors and the Assignee have duly executed and delivered this Assignment to be effective as of date first written above.

ASSIGNORS: TELEDRIFT COMPANY

By:      Name:      Title:

TURBECO, INC.

By:      Name:      Title:

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY ASSIGNMENT]

ASSIGNEE:

NATIONAL OILWELL DHT, L.P.

By: NOW Downhole Tools, Inc., its general partner

By:      Name:      Title:

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY ASSIGNMENT]

Schedule 1

Transferred Intellectual Property

[See attached.]

[SCHEDULE 1 TO INTELLECTUAL PROPERTY ASSIGNMENT]

Exhibit C

Deeds

[See attached.]

[EXHIBIT C]

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF NUECES	§

Turbeco, Inc. (“Grantor”), a Texas corporation, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to the Grantor paid by the Grantee named herein, whose mailing address is 7030 Empire Central Drive, Houston, Texas 77040, the receipt and sufficiency of the stated consideration of which are hereby acknowledged and confessed, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL AND CONVEY unto National Oilwell DHT, L.P., a Delaware limited partnership, whose mailing address is 7909 Parkwood Circle Drive, Houston, Texas 77036 ("Grantee"), all of the following described real property lying and being situated in Nueces County, Texas, to wit:

Lots Four (4) and Five (5), Block Three (3), Wilkins Acreage Tracts, a subdivision near the
City of Corpus Christi, Nueces County, Texas, according to map or plat recorded in Volume
44, Pages 48-49, Map Records of Nueces County, Texas

together with all improvements and fixtures situated thereon owned by the Grantor and situated upon or within said property. The real property and any and all improvements and fixtures situated thereon being hereinafter together called the “Property”.

TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, Grantee’s heirs and assigns forever; and Grantor does hereby bind Grantor, Grantor’s heirs and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said premises unto the said Grantee, Grantee’s heirs and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof BY THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE.

Except as stated herein, this conveyance is made and accepted subject to all reservations, restrictions, covenants, conditions, rights-of-way, mineral leases, royalty and mineral conveyances and easements now outstanding and of record, if any, in Nueces County, Texas, affecting the above- described Property.

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EXECUTED as of the day of , 2017.

GRANTOR: TURBECO, INC.

By:
Name:
Title:

Grantee’s Address:

7909 Parkwood Circle Drive Attn.: Real Estate Department Houston, Texas 77036

(After recording, please return deed to this address.)

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STATE OF TEXAS §
§
COUNTY OF HARRIS §

BEFORE ME, , on this day personally appeared,
, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the _, of Turbeco, Inc., a Texas corporation, for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of , 2017.

Printed Name:
Notary Public in and for the State of Texas

My Commission Expires:

3

Mail taxes to:

National Oilwell DHT, L.P. Attn.: Real Estate Department
7909 Parkwood Circle Drive
Houston, Texas 77036

SPECIAL WARRANTY DEED

THIS INDENTURE, made this day of , 2017, between Teledrift Company (formerly known as Teledrift Acquisition, Inc.), a Delaware corporation (“Grantor”) and National Oilwell DHT, L.P., a Delaware limited partnership (“Grantee”).

WITNESSETH: That in consideration of the sum of TEN DOLLARS and 00/100 ($10.00) and other good and valuable consideration, receipt whereof is hereby acknowledged, Grantor does, by these presents grant, bargain, sell and convey unto Grantee, Grantee’s successors and assigns, all of the following described real estate, situated in the County of Cleveland, State of Oklahoma, to-wit:

See Exhibit “A” attached hereto;

TO HAVE AND TO HOLD THE SAME, together with all and singular the tenements, hereditaments and appurtenance thereto belonging or in any wise appertaining forever.

And Grantor, Grantor’s successors and assigns do hereby covenant, promise and agree to and with Grantee, at the delivery of these presents that Grantor is lawfully seized in Grantor’s own right of an absolute and indefeasible estate of inheritance in fee simple, of and in all and singular the above granted and described premises, with the appurtances; that subject to: Easements, building restrictions and other matters of record and special assessments not yet due; and that Grantor will WARRANT AND FOREVER DEFEND the same unto Grantee, Grantee’s successors and assigns, against Grantor, Grantor’s successors and assigns and all and every person or persons whomsoever lawfully claiming or to claim the same by, through or under Grantor only and not otherwise.

IN WITNESS WHEREOF, the undersigned has executed this Special Warranty
Deed as of , 2017.
GRANTOR:
TELEDRIFT COMPANY

By:
Name:
Title:

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STATE OF TEXAS §
§ COUNTY OF HARRIS §

On , 2017, before me , Notary Public, personally appeared , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to within the instrument and acknowledged to me that he executed the same in his capacity as of Teledrift Company, and that by his signature on the instrument is authorized to act on behalf of said entity.

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

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EXHIBIT A

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NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MIDLAND	§

Turbeco, Inc. (“Grantor”), a Texas corporation, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to the Grantor paid by the Grantee named herein, whose mailing address is 7030 Empire Central Drive, Houston, Texas 77040, the receipt and sufficiency of the stated consideration of which are hereby acknowledged and confessed, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL AND CONVEY unto National Oilwell DHT, L.P., a Delaware limited partnership, whose mailing address is 7909 Parkwood Circle Drive, Houston, Texas 77036 ("Grantee"), all of the following described real property lying and being situated in Midland County, Texas, to wit:

See Exhibit “A” attached hereto

together with all improvements and fixtures situated thereon owned by the Grantor and situated upon or within said property. The real property and any and all improvements and fixtures situated thereon being hereinafter together called the “Property”.

TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, Grantee’s heirs and assigns forever; and Grantor does hereby bind Grantor, Grantor’s heirs and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said premises unto the said Grantee, Grantee’s heirs and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof BY THROUGH OR UNDER GRANTOR OR GRANTOR’S IMMEDIATE PREDECESSOR HARMON MACHINE WORKS, INC., BUT NOT OTHERWISE.

Except as stated herein, this conveyance is made and accepted subject to all reservations, restrictions, covenants, conditions, rights-of-way, mineral leases, royalty and mineral conveyances and easements now outstanding and of record, if any, in Midland County, Texas, affecting the above- described Property.

EXECUTED as of the day of _, 2017.

GRANTOR: TURBECO, INC.

By:
Name:
Title:

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Grantee’s Address:

7909 Parkwood Circle Drive Attn.: Real Estate Department Houston, Texas 77036

(After recording, please return deed to this address.)

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STATE OF TEXAS §
§
COUNTY OF HARRIS §

BEFORE ME, , on this day personally appeared,
, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the _, of Turbeco, Inc., a Texas corporation, for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of _, 2017.

Printed Name:
Notary Public in and for the State of Texas

My Commission Expires:

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EXHIBIT A

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NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

Diamond Rock Investments, Ltd. (“Grantor”), a Texas corporation, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to the Grantor paid by the Grantee named herein, whose mailing address is 7030 Empire Central Drive, Houston, Texas 77040, the receipt and sufficiency of the stated consideration of which are hereby acknowledged and confessed, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL AND CONVEY unto National Oilwell DHT, L.P., a Delaware limited partnership, whose mailing address is 7909 Parkwood Circle Drive, Houston, Texas 77036 ("Grantee"), all of the following described real property lying and being situated in Midland County, Texas, to wit:

Unrestricted Reserve Twenty-nine and Unrestricted Reserve Thirty (30) in Block Two (2) of Houston Intercontinental Oil Center, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 306, page 102 of the Map Records of Harris County, Texas, together with all improvements and fixtures situated thereon owned by the Grantor and situated upon or within said property. The real property and any and all improvements and fixtures situated thereon being hereinafter together called the “Property”.

TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, Grantee’s heirs and assigns forever; and Grantor does hereby bind Grantor, Grantor’s heirs and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said premises unto the said Grantee, Grantee’s heirs and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof BY THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE.

Except as stated herein, this conveyance is made and accepted subject to all reservations, restrictions, covenants, conditions, rights-of-way, mineral leases, royalty and mineral conveyances and easements now outstanding and of record, if any, in Harris County, Texas, affecting the above- described Property.

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EXECUTED as of the day of , 2017.

GRANTOR:
DIAMOND ROCK INVESTMENTS, LTD.

By:
Name:
Title:

Grantee’s Address:

7909 Parkwood Circle Drive Attn.: Real Estate Department Houston, Texas 77036

(After recording, please return deed to this address.)

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STATE OF TEXAS §
§
COUNTY OF HARRIS §

BEFORE ME, , on this day personally appeared,
, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the _, of Diamond Rock Investments, Ltd., a Texas corporation, for the purposes and consideration therein expressed.
GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of _, 2017.

Printed Name:
Notary Public in and for the State of Texas

My Commission Expires:

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Exhibit D

Stipulation of Dismissal of Action Without Prejudice

[See attached.]

[EXHIBIT D]

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION

NATIONAL OILWELL DHT, LP,
Plaintiff,

v.

FLOTEK INDUSTRIES, INC.,
Defendant.

§
§ Civil Action No. 4:15-cv-01882
§
§
§ JURY TRIAL DEMANDED
§
§

JOINT STIPULATED ORDER OF DISMISSAL AND MOTION FOR ORDER CONFIRMING THE SAME

Pursuant to Rule 41(A)(2) and (c) of the Federal Rules of Civil Procedure, plaintiff National Oilwell DHT, LP and defendant Flotek Industries, Inc. hereby jointly dismiss all claims in this action WITHOUT PREJUDICE. By agreement of the parties, neither party shall seek or recover attorney’s fees or costs from the other.
A proposed Order confirming the dismissal is attached.

SO STIPULATED:

COUNSEL FOR PLAINTIFF COUNSEL FOR DEFENDANT

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION

NATIONAL OILWELL DHT, LP,
Plaintiff,

v.

FLOTEK INDUSTRIES, INC.,
Defendant.

§
§ Civil Action No. 4:15-cv-01882
§
§
§ JURY TRIAL DEMANDED
§
§

[PROPOSED] ORDER CONFIRMING STIPULATED DISMISSAL

Having received and reviewed the Parties’ JOINT STIPULATED ORDER OF DISMISSAL AND MOTION FOR ORDER CONFIRMING THE SAME it is hereby ORDERED, ADJUDGED AND DECREED that all claims in this action are hereby dismissed WITHOUT PREJUDICE. By agreement of the Parties, neither party shall seek or recover attorney’s fees or costs from the other.
SO ORDERED:

Exhibit E

Transition Services Agreement

[See attached.]

[EXHIBIT E]

Execution Version

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of , 2017, between Flotek Industries, Inc., a Delaware corporation (the “Provider”), and National Oilwell DHT, L.P., a Delaware limited partnership (“NOV” or the “Recipient,” and together with the Provider, the “Parties”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated May 2, 2017, between the Provider and the Recipient and certain of their respective affiliates (the “Purchase Agreement”), the Provider has agreed to sell, assign and transfer to the Recipient, the Purchased Assets (as defined in the Purchase Agreement).

WHEREAS, the Recipient desires to receive from the Provider, and the Provider is willing to provide to the Recipient, services in respect of the Purchased Assets, on a transitional basis, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2. Provision of Services.

(a) Subject to the terms and conditions of this Agreement, the Provider shall use its commercially reasonable efforts to provide the services set forth on Exhibit A hereto (collectively, the “Services”). The Provider shall cooperate with, facilitate and advise the Recipient and the Recipient’s service providers in the provision of the Services during the term of this Agreement and transition to the Recipient and the Recipient’s service providers’ independent provision of such Services, as the case may be, as reasonably requested by the Recipient during the term of this Agreement. For the purposes of receiving and providing the Services, the Recipient shall include its affiliates and the Provider shall include its affiliates.

(b) Except as otherwise agreed by the Parties, the Provider shall perform the Services to the same standard of care as the Services were performed by the Provider prior to the date of this Agreement.

(c) The Provider shall pay any expenses, fees, or other obligations that the Provider may reasonably incur in connection with the delivery of the Services and shall provide the Recipient with reasonable documentation thereof in connection with the invoices delivered under Section 4.

(d) By executing and delivering this Agreement, the Provider represents and warrants to the Recipient that to its knowledge: (i) it and its affiliates are able to provide the Services and (ii) the provision of such Services as of and immediately following the Closing Date do not conflict with or violate any contract or applicable law.

(e) Notwithstanding anything in this Agreement to the contrary, the Provider shall not be obligated to provide any Service hereunder where the provision of such Service

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requires consent of a third party that has not been obtained; provided that the Provider shall use its (and shall cause its applicable affiliates to use their) reasonable best efforts to obtain all required consents, licenses or approvals necessary to perform the Services (the “Consents”) (that have not already been procured prior to the Closing Date) as soon as reasonably practicable following the date hereof; provided further, that the Provider shall notify the Recipient in writing of any terms to which a proposed Consent is to be subject and shall use its reasonable best efforts to agree with the relevant third party any reasonable amendments to a proposed Consent requested by the Recipient, as the case may be. If the Provider is unable to obtain any required Consents, the parties hereto shall negotiate in good faith reasonable modifications of the Services so that such Consents are not required. The Recipient shall use commercially reasonable efforts to cooperate in obtaining any such Consent. If, despite use of its reasonable best efforts, the Provider is not able to secure any applicable Consent from a third party, the Provider shall use reasonable best efforts to enter into an acceptable substitute arrangement as promptly as practicable with the Recipient to deliver such Services on substantially the same terms, including subcontract, sublicense or other contractual arrangements, including using reasonable best efforts to facilitate the Recipient’s putting in place similar or replacement arrangements with such third parties, or comparable third party providers with whom the Provider has a commercial relationship.

3. Access; Audits. The Provider shall maintain complete and accurate books and records relating to the costs and charges for Services to the Recipient under this Agreement. Such books and records shall be maintained in accordance with GAAP, consistently applied. The Recipient shall be entitled from time to time, at the Recipient’s cost, to audit the Provider’s books and records related to the Services, using their own personnel or personnel from their independent auditing firm. Discrepancies identified as a result of any audit shall be promptly reconciled in good faith between the Parties in accordance with this Agreement.

4. Pricing, Invoice and Payment. Pricing for the Services shall be as set forth on Exhibit A. Within ten (10) business days after the close of a month, the Provider shall provide an invoice for the Services rendered to the Recipient during the prior month. The Recipient shall pay the Provider within thirty (30) days from its receipt of such invoice from the Provider.

5. Term. Subject to earlier termination by either Party in accordance with Section 6, the Provider shall provide the Services from the Closing Date until the date set forth with respect to such Service in Exhibit A (the “Term”).

6. Termination

(a) The Recipient may terminate this Agreement with respect to any specific Service or all Services for any reason or no reason upon thirty (30) days’ prior written notice to the Provider. A termination of a specific Service or Services by the Recipient shall not affect the remaining Services.

(b) The Provider may terminate this Agreement prior to the expiration of its stated term immediately upon written notice to the Recipient if the Recipient breaches their obligations under Section 4 of this Agreement and such breach continues for a period of ten (10) business days following a written request by the Provider to cure such breach (it being agreed that a good-faith dispute with respect to payment under Section 4 shall not constitute a breach by the Recipient hereunder).

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(c) This Agreement may be terminated (including the Services, in whole or in part) at any time upon the mutual written agreement of the Parties.

(d) To the extent that a termination of this entire Agreement occurs by either the Recipient or the Provider pursuant to this Section 6, (i) the Provider shall have no further obligation to provide the Services and the Recipient shall have no further obligation to purchase any such Services from the Provider and (ii) no Party shall be relieved of its obligations accrued prior to such termination.

(e) Sections 4, 8, 9, 10, and 11 shall survive any early termination of this
Agreement.

7. Cooperation; Representatives. The Parties shall reasonably cooperate with each other in connection with all matters relating to the provision and receipt of the Services. The Provider and the Recipient shall each appoint one or more representatives (each, a “Representative”) to facilitate communications and performance under this Agreement. All Recipient Service requests and queries shall be communicated through the nominated Recipient Representative(s) to the nominated Provider Representative(s) as set forth on Exhibit A hereto. Each Party may treat an act of a Representative of the other Party as being authorized by the other Party without inquiring behind such act or ascertaining whether such Representative had authority to so act. Each Party shall have the right at any time and from time to time to replace its respective Representative(s) by giving notice in writing to the other Party, setting forth the name of (i) the Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the Party giving the notice in all matters relating to this Agreement.

8. Confidentiality. In addition to any obligations of confidentiality pursuant to other agreements between or among the Parties, or any of their subsidiaries or affiliates, the Provider shall, and shall cause its affiliates and subsidiaries to, hold in confidence and, without the prior written consent the Recipient, not disclose to any Person, or exploit for their own purposes, any information received by or made available to them from the Recipient hereto (or any of the Recipient’s affiliates or subsidiaries) during the provision of the Services or related to the subject matter or performance of this Agreement. The Provider further agrees that it shall use the information received by or made available to it from the Recipient (or the Recipient’s affiliates or subsidiaries) only in connection with the provision of the Services and for no other purpose whatsoever. For purposes of this Agreement, the foregoing provisions shall not apply to information (i) that is or becomes part of the public domain other than through breach of this Agreement or through the fault of the Provider (or the Provider’s affiliates or subsidiaries), (ii) that is or becomes available to the Provider from a source other than the Recipient (or the Recipient’s affiliates or subsidiaries), which source has no obligation of confidentiality to the Recipient (or the Recipient’s affiliates or subsidiaries), or (iii) to the extent required by a court of competent jurisdiction or other governmental agency or otherwise as required by applicable laws, provided that reasonable notice of said disclosure is provided to the Recipient by the Provider.

9. Compliance; Liability. Except as otherwise expressly provided for herein, each Party shall be responsible for compliance with all applicable laws, for obtaining required Licenses, for the application of all applicable Taxes and for the conduct and compensation of its employees. None of the Parties hereto or any of their respective officers, directors, managers,

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employees, agents, representatives, successor or assigns, shall be liable to any other Party hereto for any action taken or failure to act by such Party, unless such action taken or failure to act (a) is a breach of any of such Party’s representations, warranties, or covenants in, or obligations under, this Agreement or (b) arises from any gross negligence or willful misconduct in the performance of its obligations under this Agreement.

10. Indemnification. Each of the Parties hereto (each an “Indemnitor”) shall protect, defend, indemnify and hold harmless the other Party to this Agreement, its officers, directors, managers, employees, agents, representatives, successors and assigns (the “Indemnitees”) from and against any losses, damages and expenses (including, without limitation, reasonable counsel fees, costs and expenses incurred in defending against the assertion of such liabilities, demands, causes of action, or asserted potential liabilities) (collectively, “Losses”) which may be sustained, suffered or incurred by them and arise from (a) any breach by the Indemnitor of any of its representations, warranties, or covenants in, or obligations under, this Agreement or (b) any gross negligence or willful misconduct in the performance of its obligations under this Agreement.

11. Independent Contractor; Subcontractors. At all times during the term of this Agreement, the Provider shall be an independent contractor in providing the Services hereunder with the sole right to supervise, manage, operate, control and direct the performance of the Services and the sole obligation to employ, compensate and manage its employees and business affairs; provided that the Provider shall maintain sufficient resources to maintain its obligations hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of any Party with respect to the indebtedness, liabilities, obligations or actions of the other Party or any of its respective officers, directors, employees, stockholders, agent or representatives. Subject to the other terms of this Agreement, the Provider shall have the right to hire or engage one or more subcontractors or other third parties to perform any of its obligations under this Agreement (at no additional cost to the Recipient than if such Service had been provided by the Provider) with the prior written consent of the Recipient (such consent not to be reasonably withheld); provided that the Provider shall remain responsible for the provision of all Services hereunder.

12. Amendments and Waivers. Except as provided herein, any provision of this Agreement (including the Exhibits hereto) may be amended or waived only in a writing signed by the Provider and the Recipient. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

13. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign or subcontract all or any portion of this Agreement, voluntarily or involuntarily, including without limitation by operation of law, without the prior written consent of the other Parties; provided that the Recipient may assign all or any portion of this Agreement and the other agreements contemplated hereby (including its rights and obligations hereunder and thereunder) (a) to any of its lenders as collateral security, (b) to any of its controlled affiliates or (c) in connection with (i) a merger or consolidation involving the Recipient or (ii) a sale of stock or assets of the Recipient or any of its respective affiliates.

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14. No Third- Party Beneficiaries. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, corporation, group or other entity (of any nature) other than the Parties hereto, their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

15. Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when received via e-mail at the addresses set out below, (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective Parties at the address set forth below, or at such other address as such Party may specify by written notice to the other Party.

Notice to the Provider:

Flotek Industries, Inc.
10603 W Sam Houston Pkwy N, Suite 300
Houston, TX 77064
Attention: John Chisholm
E-mail: JChisholm@flotekind.com

With a copy to:

Casey W. Doherty, Sr. Doherty & Doherty LLP
1717 St. James Place, Suite 520
Houston, TX 77056
Email: casey@doherty-law.com

Notice to the Recipient:

c/o National Oilwell Varco, L.P.
7909 Parkwood Circle Drive
Houston, Texas 77036
Attention: Jay Kouns
Email: jay.kouns@nov.com; kseniya.tarasenko@nov.com;
pete.vranderic@nov.com; rodney.reed@nov.com

16. Interpretation; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All exhibits attached hereto are hereby incorporated in and made a part of

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this Agreement as if set forth in full herein. Any capitalized terms used in any exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a section or exhibit, such reference shall be to a section of, or an exhibit to, this Agreement unless otherwise indicated.

17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement. Execution and delivery of this Agreement by exchange of copies by facsimile or portable document format (pdf) bearing the signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile or pdf copies shall constitute enforceable original documents.

18. Entire Agreement. This Agreement, the Purchase Agreement and the agreements and documents referred to in the Purchase Agreement, along with the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements and understandings between the Parties relating to such subject matter.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20. Governing Law. This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties will be governed by, the laws of the State of Texas. Each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas in and for Harris County and the United States District Court for the Southern District of Texas and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum.

21. Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire; floods; storms; embargoes, war or acts of war (declared or undeclared); insurrections, riots or other civil commotions; acts of terrorism, strikes, lockouts, or other labor disturbances; explosions; sabotage; national shortages of fuel, power, raw materials or components; acts of God; or acts, omissions, or delays in acting by any governmental or military authority (collectively, “Force Majeure”); provided, however, it is understood that (i) this Section 21 only operates to suspend, and not to discharge, a Party’s obligations under this Agreement, and that when the causes of the failure or delay are removed or alleviated the affected Party shall resume performance of its obligations hereunder and (ii) this Section 21 shall not excuse a Party’s obligation to pay money; provided, further, that to the extent any Services are not performed or fulfilled due to a Force Majeure, the Recipient shall not be required to pay for such Services. A Party that is unable to fulfill its obligations due to any Force Majeure event shall (1) promptly after the occurrence thereof give notice to the other Party with details of such event and (2) use its commercially reasonable efforts to avoid, mitigate, remedy or remove such event as promptly

6

as practicable and resume its performance under this Agreement. If the Provider is unable to provide any of the Services due to Force Majeure, both parties shall exert commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory, such as the subcontracting of all or part of the provision of the Services under the supervision of the Provider for the period of time during or affected by the Force Majeure. Promptly on becoming aware of Force Majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the Recipient shall have the right, but not the obligation, to engage subcontractors to perform such obligations for the duration of such period that Force Majeure delays or prevents the performance of such obligation by a Party.

* * *

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IN WITNESS WHEREOF, each Party has executed this Transition Services Agreement as of the date first written above.

FLOTEK INDUSTRIES, INC.

By: _

Name:

Title:

NATIONAL OILWELL DHT, L.P.

By: NOW Oilfield Services, LLC, its general partner

By: _

Name:

Title:

[SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE SERVICES

Service and Scope of Work	Cost (prorated for shorter periods, to the extent applicable)	Term	Authorised Representative(s)
ERP

(i) The Provider will maintain the ERP application for the Business in the state in which it existed as of the Closing Date and will provide the Recipient with reports and data relating to the Business contained in such ERP application as reasonably requested by the Recipient. The intent
will be to ensure that NOV is able to maintain current business continuity and minimize disruption for serving customers and providing required financial reporting information.

(ii) Support details include but are not limited to:

(iii) Users access to the system;
	Actual, direct cost plus 10%, without allocation for overhead or profit, prorated in proportion to the amount used by the Recipients	6 months	NOV: Jay Kouns Flotek: Robert Bodnar

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]

Service and Scope of Work	Cost (prorated for shorter periods, to the extent applicable)	Term	Authorised Representative(s)
(iv) Current and relevant reporting needs:
a. Financial reporting, operational reporting, compliance reporting;
(v) Commercial facing documents:
a. Invoices, Purchase Orders, acknowledgements, etc.;
(vi) Transactional processing relevant to the acquisition:
a. Inventory, sales, manufacturing, procurement, general accounting, AP, AR, FA, etc.
(vii) Month End Close processes:
a. Reporting and HFM consolidation requirements;
b. Any system required updates to facilitate closing of periods and opening new periods;
(viii) Batch processing and scheduled jobs:
a. Invoicing, Sales Update, MRP, AP

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]

Service and Scope of Work	Cost (prorated for shorter periods, to the extent applicable)	Term	Authorised Representative(s)
(ix) Master Data Management – Address Book, Item Master, Product Data Management: a. New Part Creation, new customers, new vendors, BOM, Routing, business unit
Data and Hardware Transfer / Conversion

(a) The Provider will reasonably cooperate with the Recipient to further effect the transfer of all licensing, data files, phone lines, website domains, etc.
that belong to the Business and were not fully conveyed or transferred on the Closing
Date.
(b) The Provider will provide access to a Data Conversion Specialist to support the functions set forth under “ERP” above, who will have the ability to extract data from Flotek to facilitate their conversion in NOV systems.
(c) The Provider will provide access to technical and
	Actual, direct cost plus 10%, without allocation for overhead or profit, prorated in proportion to the amount used by the Recipients	6 months	NOV: Jay Kouns; Kseniya Tarasenko Flotek: Robert Bodnar

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]

Service and Scope of Work	Cost (prorated for shorter periods, to the extent applicable)	Term	Authorised Representative(s)
functional analysts to support and solve any inconsistencies in data- and process-related questions.
IT

(i) The Provider will provide the Recipient with reasonable cooperation and assistance with various IT issues to the extent relating to the Business, including:

(ii) (a) providing IT support services of the type provided to the Business immediately prior to the Closing Date to the extent reasonably required by the Recipient, including e- mail, PC support, file shares, services, network support, ERP support and other applications used by the Business;

(iii) (b) promptly forwarding to the email addresses provided by the Recipient
	Actual, direct cost plus 10%, without allocation for overhead or profit, prorated in proportion to the amount used by the Recipients	6 months	NOV: Jay Kouns; Kseniya Tarasenko Flotek: Robert Bodnar

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]

Service and Scope of Work	Cost (prorated for shorter periods, to the extent applicable)	Term	Authorised Representative(s)
to the Provider any email
correspondence received that is directed to the employees of the Business; and

(iv) (c) providing reasonable cooperation in the Recipient’s efforts to transfer existing information from the ERP system and other applications used by the Business that are not on servers at the sites that the Recipient is acquiring; and

(v) (d) assisting Recipient in engaging with the subcontractors of the Business (including network provider and co- location provider) where Recipient requires such assistance during the separation and migration process.

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]

Service and Scope of Work	Cost (prorated for shorter periods, to the extent applicable)	Term	Authorised Representative(s)
Data Access (i) To the extent any file data belonging to the Business is not on servers at the sites that the Recipient acquiring or that the Business otherwise has the right to use, the Provider will promptly provide such file data and in the interim will provide access thereto to the Business users.	$0	6 months	NOV: Jay Kouns; Kseniya Tarasenko Flotek: Robert Bodnar

[EXHIBIT A TO TRANSITION SERVICES AGREEMENT]